As filed with the Securities and Exchange Commission on August 14, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Intercont (Cayman) Limited
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands	4412	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

39 OCEAN DRIVE, SINGAPORE
Singapore, 098187
Tel: +65 88182399

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, New York 10016
(212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lan Lou, Esq.
Jun He Law Offices LLC
Suite 1919, 630 Fifth Avenue
New York, NY 10111
Tel: (917) 661-8175

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the United States Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)
Dated August 14, 2026

PRELIMINARY PROSPECTUS

Up to US $200,000,000 of

Class A Ordinary Shares

Debt Securities

Warrants

Rights

Units

Intercont (Cayman) Limited

Intercont (Cayman) Ltd. (the “Company,” “we” or “us”) may, from time to time, in one or more offerings, offer and sell up to US$200,000,000 of any combination, together or separately, of our Class A ordinary shares of par value $0.0025 each (the “Class A Ordinary Shares”), debt securities, warrants, rights, and units, or any combination thereof, together or separately as described in this prospectus. In this prospectus, references to the term “securities” refers collectively to our Class A Ordinary Shares, debt securities, warrants, rights, and units. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

The prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus.

We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein or therein, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

The aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates, or public float was approximately US$90,812,732, which was calculated based on 25,437,740 Class A Ordinary Shares held by non-affiliates and US$3.57 per Class A Ordinary Share, which was the closing price of our Class A Ordinary Shares on Nasdaq on August 12, 2026.

We may, from time to time, offer and sell these securities through public or private transactions, directly or through one or more underwriters, dealers, brokers and agents, on or off the NASDAQ Capital Market, or NASDAQ, at prevailing market prices or at privately negotiated prices. If any underwriters, dealers, brokers or agents are involved in the sale of any of these securities, the appliable prospectus supplement will set forth the name of the underwriter, dealer, broker or agent and any applicable fees, commissions or discounts.

Our Class A Ordinary Shares are listed on the NASDAQ under the symbol “NCT”. On August 12, 2026, the closing price for our Class A Ordinary Shares was $3.57 per share as reported on NASDAQ.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F, in other reports incorporated herein by reference, and in an applicable prospectus supplement under the heading “Risk Factors.”.

Intercont is a Cayman Islands holding company with no substantive operations. As used in this prospectus, “we,” “us,” the “Group,” “our company,” and “our,” refer to Intercont (Cayman) Limited, together as a group with its subsidiaries. Intercont carries out its business primarily through its subsidiaries located in Asia. Investors in Intercont’s Class A Ordinary Shares should be aware that they will not directly hold equity interests in the operating subsidiaries, but will solely hold equity interests in Intercont, the Cayman holding company. This structure involves unique risks to the investors. If the structure changes or becomes disallowed by regulatory authorities, Intercont’s operations could be materially and adversely affected, causing significant decline in the price of Intercont’s Class A Ordinary Shares or rendering them worthless. For further information, see “Risk Factors — Risks Related to Our Corporate Structure” commencing on page 24.

As of the date of this prospectus, Intercont has one (1) direct subsidiary in Singapore, one (1) direct subsidiary in the British Virgin Islands (the “BVI Subsidiary”), and five (5) 100% owned indirect subsidiaries in Hong Kong (the “Hong Kong Subsidiaries”) through our BVI Subsidiary.

We are subject to certain legal and operational risks associated with our Hong Kong Subsidiaries, including changes in demand, economic and political developments and regulatory changes in Hong Kong, which will have a significant effect on our business, results of operations and financial condition. Hong Kong is a special administrative region of the People’s Republic of China (“PRC”) and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China (the “Basic Law”), namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. Accordingly, we believe the laws and regulations of the PRC do not currently have any material impact on our business, financial condition or results of operations. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. All of the legal and operational risks associated in operating in the PRC also apply to the operations of our Hong Kong Subsidiaries, and we face the risks and uncertainties associated with the complex and evolving PRC laws and regulations, as to whether and how the recent and future PRC government statements and regulatory developments (such as those relating to data security or anti-monopoly) would be applicable to our Hong Kong Subsidiaries and us, and as to the possibilities that the PRC government may exercise significant oversight over the conduct of business in Hong Kong. If there is any significant change to current political arrangements between PRC and Hong Kong or the PRC government exerts more oversight and control over Hong Kong-based companies, a company operated in Hong Kong may face similar regulatory risks as those operated in the mainland of China, including its ability to offer securities to investors, list its securities on a U.S. or other foreign exchange, conduct its business, accept foreign investment, move money out of Hong Kong to distribute earnings or pay dividends or to reinvest in its business outside of Hong Kong. In light of the foregoing, there are risks and uncertainties which we cannot foresee, and policies, rules and regulations and the enforcement of laws in the PRC can change quickly with little or no advance notice, and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. There are risks that the PRC government may intervene or influence our current and future operations in Hong Kong at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers likes ourselves. If the PRC government intervenes or influences our current and future operations in Hong Kong in the future, the Chinese regulatory authorities may disallow the holding company structure of us, which would likely result in a material change in our operations and a material change in the value of the Class A Ordinary Shares, including that it could cause the value of the Class A Ordinary Shares to significantly decline or become worthless. In addition, any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Our business, financial condition and results of operations, and/or the value of Intercont’s Class A Ordinary Shares or our ability to offer or continue to offer securities to investors may be materially and adversely affected to the extent the laws and regulations of the PRC become applicable to a company such as us.”

The main legislation in Hong Kong concerning data privacy is the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”), which regulates the collection, usage, storage, and transfer of personal data and imposes a statutory duty on data users to comply with the six data protection principles contained therein. We confirm that, to the best of our knowledge, information, and belief, as of the date of this prospectus, each of the Hong Kong Subsidiaries has complied with the laws and requirements in respect of data privacy in Hong Kong. However, the laws on data privacy are constantly evolving and may be subject to varying interpretations, resulting in uncertainties about the scope of our responsibilities in that regard. Failure to comply with the data privacy requirements in a timely manner, or at all, may subject us or our Hong Kong Subsidiaries to various potential consequences, including government enforcement actions and investigations, fines, penalties, imprisonment and suspension or disruption of the Hong Kong Subsidiaries’ operations, as well as potential civil proceedings. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Our Shipping Subsidiaries are subject to various evolving Hong Kong laws and regulations regarding data privacy, which could subject them to government enforcement actions and investigations, fines, penalties, and suspension or disruption of their operations” commencing on page 29.

The Competition Ordinance (Chapter 619 of the Laws of Hong Kong) prohibits and deters undertakings in all sectors from adopting anti-competitive conduct which has the object or effect of preventing, restricting, or distorting competition in Hong Kong. It provides for general prohibitions in three major areas of anti-competitive conduct referred to as the first conduct rule, the second conduct rule, and the merger rule. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Failure to comply with Hong Kong Competition Law may result in material and adverse effect on our business, financial condition and results of operations” commencing on page 30.

After consulting our counsel to Hong Kong law, Lawrence Chan & Co., we do not consider the said data privacy and anti-competition laws and regulations in Hong Kong restrict our ability to conduct our business, accept foreign investment or impose limitations on our ability to list on any U.S. or foreign stock exchange.

Currently, we generate all of our revenues from our Hong Kong Subsidiaries. Cash may be transferred among Intercont and its Hong Kong Subsidiaries, typically transferred through inter-company loans, to lend to and borrow from each other from time to time for business operation purposes. For the years ended June 30, 2025, 2024 and 2023, inter-company cash transfers among Intercont and its subsidiaries amounted to $50,000, $50,000 and $nil, respectively. For the period of the six months period ended December 31, 2025 and 2024, inter-company cash transfers among Intercont and its subsidiaries amounted to $84,337 and $50,000, respectively. No transfers of other assets have occurred among Intercont and its subsidiaries. Under the current laws of Hong Kong, except for the requirement of maintaining sufficient fund for the Hong Kong Subsidiaries to remain solvent as a going concern and meet its contractual obligations owed to third parties prohibiting or restricting dividend distributions, these Hong Kong Subsidiaries are not subject to restrictions of distributing funds out of distributable profits to the holding company.

According to the legal opinion of Lawrence Chan & Co., our counsel to Hong Kong law, there are currently no such restrictions on foreign exchange and our ability to transfer cash or assets between Intercont and the Hong Kong Subsidiaries. While there are currently no such restrictions on foreign exchange and our ability to transfer cash or assets between Intercont and the Hong Kong Subsidiaries, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to us, and to the extent our cash or assets are in Hong Kong or a Hong Kong entity (such as the Hong Kong Subsidiaries), such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to the imposition of restrictions, limitations, or procedures on transfer of funds or assets by the PRC government. Any limitation on the ability of any of the Hong Kong Subsidiaries to pay dividends or make other distributions to its holding company could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. In addition, if any of the Hong Kong Subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Intercont is an offshore holding company incorporated in the Cayman Islands. As a holding company with no material operations, Intercont’s operations are conducted by its subsidiaries in Asia, currently mostly in Hong Kong” commencing on page 26.

We operate in a competitive industry and a highly competitive market. We may be subject to a variety of laws and other obligations regarding competition laws in Hong Kong, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations. We face significant competition in the market due to the presence of a large amount shipping service providers. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Failure to comply with Hong Kong Competition Law may result in material and adverse effect on our business, financial condition and results of operations” commencing on page 30.

We are subject to a number of prohibitions, restrictions and potential delisting risk under the Holding Foreign Companies Accountable Act, or the “HFCAA”. Pursuant to the HFCAA and the related regulations, if we have filed an audit report issued by a registered public accounting firm that the Public Company Accounting Oversight Board (the “PCAOB”) has determined that it is unable to inspect and investigate completely, the United States Securities and Exchange Commission (the “SEC”) will identify us as a “Commission-identified Issuer,” and the trading of our securities on any U.S. national securities exchange, as well as any over-the-counter trading in the United States, will be prohibited if we are identified as a Commission-identified Issuer for two consecutive years. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. Our former auditor, UHY LLP (“UHY”), is an independent registered public accounting firm that is headquartered in New York, New York. UHY has been inspected by the PCAOB on a regular basis and is not among such accounting firms. Our current auditor, Assentsure PAC (“Assentsure”), is an independent registered public accounting firm that is headquartered in Singapore, Singapore and is not among such accounting firms. In August 2022, the PCAOB, the China Securities Regulatory Commission, or the CSRC, and the Ministry of Finance of the PRC signed a Statement of Protocol (the “Statement of Protocol”), which establishes a specific and accountable framework for the PCAOB to conduct inspections and investigations of PCAOB-governed accounting firms in mainland China and Hong Kong. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate

PCAOB registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA, if needed. On February 24, 2023, the CSRC, the Ministry of Finance, the State Secrecy Administration, and the State Archives Bureau jointly issued the Provisions on Strengthening Confidentiality and Archives Administration in Respect of Overseas Issuance and Listing of Securities by Domestic Enterprises, or the Provisions, which aim to standardize confidentiality and archives administration in respect of direct or indirect overseas issuance of securities by domestic enterprises of the PRC and came into effect on March 31, 2023. Given that the Statement of Protocol and the Provisions have just been issued and that official guidance and related implementation rules of the Provisions have not been issued and the Provisions may be subject to further clarifications during subsequent implementation, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB may consider the need to issue a new determination. However, if the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and if we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC by then, we may be identified as a Commission-Identified Issuer following our filing of an annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA. If Intercont’s Class A Ordinary Shares are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our shares will develop outside of the United States. A prohibition of being able to trade in the United States would substantially impair your ability to sell or purchase Intercont’s Class A Ordinary Shares when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of Intercont’s Class A Ordinary Shares.

We are aware that the PRC government recently initiated a series of statements and regulatory developments to regulate business operations in the mainland of China, some of which were with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, expanding the efforts in anti-monopoly enforcement. Because we conduct substantially all of our businesses in Hong Kong and Singapore and have no operations in the mainland of China, we do not believe these statements and regulatory developments would apply to us. However, should these statements or regulatory actions apply to us, including our Hong Kong operations, in the future, or if we expand our business operations into the mainland of China in some ways such that we become subject to them to a greater extent, our ability to conduct our business, invest into the mainland of China as foreign investments or accept foreign investments, or list on a U.S. or other overseas exchange may be restricted. The failure to comply with these PRC regulations could result in penalties and other regulatory actions against us and may materially and adversely affect our business and results of operations. In addition, the PRC government has significant authority to intervene or influence the mainland of China or Hong Kong operations of an offshore holding company, such as ours, at any time. These risks, together with uncertainties in the PRC legal system and the interpretation and enforcement of PRC laws, regulations, and policies, could hinder our ability to offer or continue to offer Intercont’s Class A Ordinary Shares, result in a material adverse change to our business operations, and damage our reputation, which could cause Intercont’s Class A Ordinary Shares to significantly decline in value or become worthless. For a detailed description of risks relating to doing business in Hong Kong, see “Risk Factors — Risks Related to Doing Business in Hong Kong” commencing on page 8.

We are aware that, on February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, PRC domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure to the CSRC. On the same day, the CSRC held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, clarifies that (i) a six-month transition period will be granted to PRC domestic companies which, prior to the effective date of the Trial Measures, have already obtained the approval from overseas regulatory authorities or stock exchanges, such as completion of registration in the market of the United States, but have not completed the overseas listing; and (ii) PRC domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges on or prior to the effective date of the Trial Measures, may reasonably arrange the timing for submitting their filing applications with the CSRC, and shall complete the filing before completion of their overseas offering and listing. To determine whether an overseas offering and listing will be deemed as “the indirect overseas offering and listing” by a PRC domestic company, the Trial Measures provides that (i) any overseas offering and listing made by an issuer that meets both the following explicit criteria will be determined as an “indirect overseas offering and listing”: (a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies (“Criteria A”), and (b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China; and (ii) the determination as to whether or not an overseas offering and listing by a PRC domestic company is an “indirect overseas offering and listing”, shall be made on a “substance over form” basis (the “Discretional Clause”). We do not believe that we are subject to the Trial Measures because we conduct substantially all of our businesses in Hong Kong and Singapore, and have no operations in the mainland of China and our operating revenue, total profit, total assets or net assets were not derived from PRC domestic companies. However, we cannot rule out the possibility that CSRC would take a different view when determining whether to apply the Discretional Clause on us. As a result, if the CSRC determines that we shall complete the filing based on the Discretional Clause and we are later required to fulfill the filing procedure with the CSRC, we cannot guarantee that we will complete the CSRC filing procedure.

Lawrence Chan & Co., our counsel with respect to Hong Kong law, has advised us that judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the U.S. However, an action can be brought upon a foreign judgment in Hong Kong courts. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In an action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available toa defendant in an action in Hong Kong brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements.

Unless otherwise specified in an applicable prospectus supplement, our share purchase contracts, share purchase units, warrants, debt securities, rights and units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [       ].

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we, nor the placement agent, have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the placement agent take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus or any free writing prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of $200,000,000.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. This prospectus may be supplemented by a prospectus supplement that may add, update, or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find Additional Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, an applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Conventions That Apply to This Prospectus

Unless otherwise indicated, all numbers and financial information are presented in U.S. Dollars.

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

●	“Hong Kong” or “HK” refers to the Hong Kong Special Administrative Region of the People’s Republic of China.

●	“HKD”, “HK$” or “H.K. Dollars” refers to the official legal currency of Hong Kong.

●	“PRC” or “China” refers to the People’s Republic of China, including Hong Kong Special Administrative Region (“Hong Kong”), Macau Special Administrative Region (“Macau”) and Taiwan, for purposes of this prospectus only; and in the future filings of the Company’s registration statements under the Securities Act of 1933, as amended, or its periodic reports under the Securities Exchange Act of 1934, as amended, the definition of China or PRC will include Hong Kong, Macau or Taiwan. And only in the context of describing PRC laws, the PRC laws do not include any law, regulation, statute, rule, order, decree, notice, and supreme court’s judicial interpretation or other legislation of the Hong Kong Special Administrative Region, the Macau Special Administrative Region or Taiwan.

●	“Securities Act” refers to the Securities Act of 1933, as amended.

●	“$”, “USD”, “US$” or “U.S. Dollars” refers to the official legal currency of the United States.

Our reporting currency is U.S. dollars. Although our operations may expose us to certain levels of foreign currency risk, our transactions are predominantly denominated in U.S. dollar and a majority of the subsidiaries’ primary cash flows are U.S. dollar denominated. Transactions in currencies other than the functional currency are translated at the exchange rate in effect at the date of each transaction. Differences in exchange rates during the period between the date a transaction denominated in a foreign currency is consummated and the date on which it is either settled or translated, are recognized in the combined statements of income.

Internet site addresses in this prospectus are included for reference only and the information contained in any website, including our website, is not incorporated by reference into, and does not form part of, this prospectus.

PROSPECTUS SUMMARY

Our Mission

We aim to leave green footprints across the oceans through our maritime shipping and seaborne pulping operation.

Our Corporate History and Structure

Intercont is a Cayman exempted company formed on July 4, 2023. On March 27, 2024, Intercont completed a reorganization of its corporate structure. Intercont owns a 100% equity interest in each of Fortune Ocean Holdings Limited, a British Virgin Islands holding company formed on January 22, 2024 (“Fortune Ocean” or the “BVI Subsidiary”), and Singapore Openwindow Technology Pte. Ltd., a Singapore private company limited by shares formed on July 28, 2023 (“Openwindow” or the “Singapore Subsidiary”).

On March 14, 2024, Fortune Ocean became the 100% owner of Top Wisdom Shipping Management Co., Limited, a Hong Kong company formed on February 1, 2013 (“Top Wisdom”), Top Creation International (HK) Limited, a Hong Kong company formed on July 29, 2011 (“Top Creation”), Top Moral Shipping Limited, a Hong Kong company formed on December 12, 2013 (“Top Moral”), Top Legend Shipping Co., Limited, a Hong Kong company formed on March 6, 2013 (“Top Legend”), and Max Bright Marine Service Co., Limited, a Hong Kong company formed on April 2, 2014 (“Max Bright,” and together with Top Wisdom, Top Creation, Top Moral, and Top Legend, the “Shipping Subsidiaries” or the “Hong Kong Subsidiaries”).

The Group has conducted its international maritime shipping business through the Shipping Subsidiaries since 2011. Openwindow plans to launch its seaborne pulping business in an orderly manner at an appropriate time once external economic and political conditions stabilize.

On March 31, 2025, Intercont closed its initial public offering of its Ordinary Shares.

The following diagram illustrates our corporate structure as of the date of this prospectus.

Overview

The Group operates its global maritime shipping services through its Shipping Subsidiaries. The Group’s global maritime shipping business consists of two revenue streams, time chartering and vessel management services. The Group’s global maritime shipping business generated US$25.1 million, US$25.5 million, US$32.4 million, US$12.6 million and US$13.4 million revenue in the fiscal years ended June 30, 2025, 2024 and 2023, and for the six months ended December 31, 2025 and 2024, respectively, which constitute 100% of the Group’s revenue.

The Group plans to operate its seaborne pulping business through Openwindow and build its seaborne pulping business upon its long-established global maritime shipping operations. The Group expects to launch its seaborne pulping business through a combination of self-owned vessels and partnerships with other shipowners for leased-in vessels, sourcing its primary raw materials from North America through multiple channels. However, several changes in U.S. foreign trade and tax regulations during the past fiscal year have introduced uncertainties to the upstream supply. Once external economic and political conditions stabilize, the Company intends to initiate its seaborne business at an appropriate time.

Competitive Advantages

We believe the following competitive strengths have contributed and will continue to contribute to our success.

Global maritime shipping Services

●	Established Track Record in Global maritime shipping. Our Shipping Subsidiaries and management team have been in the global maritime shipping business for over a decade. Over the years, our Shipping Subsidiaries have maintained stable business relationships with critical suppliers and customers.

●	Strong Balance Sheet Positioned for Additional Growth. The Group has maintained a stable financial position, and has maintained its liquidity position throughout the downturn in shipping markets through prudent financial risk management. The Group’s moderate financial leverage, together with its current expectation of continued access to bank financing, has strongly positioned the Group to take advantage of further growth opportunities.

●	Experienced management team. The Group has an experienced team. Each management team member of the Shipping Subsidiaries has over ten years of experience in global maritime shipping. The management team’s deep experience and extensive relationships with ship owners, shippers, lenders, insurers, and other industry participants facilitate the smooth operation of the global maritime shipping sector.

●	Large cargo contracts base and strong relationships with key counterparties. Intercont has built a significant base of cargo contracts. Intercont has also established strong long-term global relationships with shipping companies, shipyards, trading houses, and brokers. Thus, Intercont has been able to match demands with supplies in a timely and efficient manner. In addition, a large cargo contracts base helps Intercont to better position its routes geographically and enables it to mitigate market volatility.

Seaborne Pulping Business

●	Light-asset business model. Unlike traditional shipping companies, Openwindow plans to operate the seaborne pulping business on a light-asset model. Openwindow expects to own only a limited number of pulping factory ships, but to lease most factory ships modified according to its specifications from shipowners. Under this model, it is expected that Openwindow may quickly scale up its business without incurring significant capital expenditures.

●	Product quality. Utilizing advanced equipment and procedures, Openwindow expects to be able to deliver what we believe to be high-quality pulp. Openwindow’s pulp is expected to contain less undissolved fiber and impurities than the Chinese national standard, making it readily available for the downstream paper mills’ processing without further treatment. The higher quality pulp is expected to provide Openwindow an edge against some of its competitors.

●	Targeted market. Openwindow’s pulp is expected to be suitable for making paper containers and packages, widely used in the logistics and delivery industry. With a large volume of online shopping transactions, we believe Asia’s market has a corresponding appetite for packaging materials. Openwindow expects to benefit from this specific segment of market.

Growth Strategies

Global maritime shipping Business

●	Organically grow our fleet. Our Shipping Subsidiaries plan to organically grow our fleet to increase our revenue and meet increasing demands. Our Shipping Subsidiaries expect to acquire two (2) additional vessels in the upcoming five years but our Shipping Subsidiaries have not entered into any contracts of acquisition of vessels as of the date of this prospectus.

●	Improve operation efficiency. We plan to improve the efficiency of our operations, by introducing more advanced technology to empower the chartering service. By better connecting the needs of shipowners and charters, as well as more efficiently arranging the vessel space, we expect to further increase the profit margin of the chartering business.

●	Consolidate the financial conditions. Some of our Shipping Subsidiaries’ vessels are financed, subjecting us to potential risks from interest rate changes and market volatilities. We plan to adjust our capital structure based on the outcome of our operations and market conditions to reduce risks.

Seaborne Pulping business

●	Increase the number of pulping factory ships. Openwindow has contacted a shipowner to set up a factory ship with specific specifications for its seaborne pulping operations and may proceed the cooperation depending on the external economic environment and market conditions. After it launches and operates steadily, Openwindow expects to duplicate the model to new factory ships. Openwindow expects to attain a fleet of eight (8) leased-in and self-owned factory ships in the future. Openwindow has not entered into any contracts to lease or acquire factory ships as of the date of this prospectus.

●	Expand product lines. The current designs of Openwindow’s equipment and technology are expected to work best for making pulp out of old corrugated containers. Openwindow plans to improve its technology to manufacture pulp out of other materials and for other purposes.

●	Acquire more customers. Openwindow’s seaborne pulping business is at an early stage. To further grow its business, Openwindow expects to expand its customer base for higher bargaining power and flexibility.

Recent Developments

January 2026 Extraordinary General Meeting

On January 26, 2026, the Company held its extraordinary shareholder general meeting (the “First EGM”). At the First EGM, the shareholders of the Company adopted the following resolutions:

(i)	to increase the authorized share capital of the Company from US$50,000 divided into 500,000,000 Ordinary Shares of par value US$0.0001 each to US$100,000 divided into 1,000,000,000 Ordinary Shares of par value US$0.0001 each (equivalent to 40,000,000 Ordinary Shares of a par value of $0.0025 each on a post-consolidation basis).

(ii)	to authorize, establish, and designate two new classes of Ordinary Shares of US$0.0001 par value each (equivalent to par value of $0.0025 each on a post-consolidation basis), being the Class A Ordinary Shares and the Class B Ordinary Shares, with each of the Class A Shares and Class B Shares having the rights, obligations and privileges. Both the Class A Ordinary Shares and the Class B Ordinary Shares will have the same rights as the existing Ordinary Shares except that the Class B Ordinary Shares will have weighted voting rights. Each Class B Ordinary Share shall have thirty (30) votes at a meeting of the shareholders or on any resolution of shareholders whereas each Class A Ordinary Share shall only have one (1) vote. Each outstanding Class B Ordinary Share is convertible at any time after issuance at the option of the holder into one (1) Class A Ordinary Share. The Class A Shares will not be convertible into shares of any other class.

(iii)	to redesignate (a) 5,164,951 existing authorized and issued Ordinary Shares (equivalent to 206,598 shares on a post-consolidation basis) as Class B Shares. This includes 908,708 shares (equivalent to 36,348 shares on a post-consolidation basis) held by EASCOR HOLDING LIMITED and 4,256,243 shares (equivalent to 170,250 shares on a post-consolidation basis) held by BEVERLY HOLDING LIMITED; (b) The remaining 25,319,350 issued Ordinary Shares (equivalent to 1,012,774 shares on a post-consolidation basis) as Class A Shares; (c) 969,515,699 authorized but unissued Ordinary Shares (equivalent to 38,780,628 shares on a post-consolidation basis) as Class A Shares.

On March 22, 2026, the Company’s Board of Directors passed written resolutions to implement a 25:1 share consolidation to ensure the Company meets the minimum bid price requirement for continued listing on The Nasdaq Capital Market. The share consolidation became effective as of April 2, 2026. This consolidation reduced the total number of authorized and outstanding Ordinary Shares from 1,000,000,000 (comprising 994,835,049 Class A Shares and 5,164,951 Class B Shares prior to share consolidation) to 40,000,000 (comprising 39,793,402 Class A Shares and 206,598 Class B Shares after share consolidation), with the par value per share increasing from US$0.0001 to US$0.0025 (with any fractional entitlements to be round up to the next whole share). The share consolidation was accounted for on a retroactive basis pursuant to Accounting Standards Codification Topic 260.

All Ordinary shares and per share data for all periods in this filing have been retroactively restated accordingly, unless otherwise indicated.

June 2026 Extraordinary General Meeting

On June 5, 2026, the Company held its Class A Ordinary Shareholder meeting (the “Class A Meeting”) and the second extraordinary shareholder general meeting (the “Second EGM”, together with the Class A Meeting, the “Meetings”). At the Meetings, the shareholders of the Company adopted the following resolutions:

In the Class A Meeting:

(i)	to increase the authorized share capital of the Company (the “Authorised Share Capital”) to US$250,000,000.00 divided into 100,000,000,000 Ordinary Shares of par value of US$0.0025 each (each an “Ordinary Share”), comprising (A) 80,000,000,000 Class A Shares of a par value of US$0.0025 each (each a “Class A Share”); and (B) 20,000,000,000 Class B Shares of a par value of US$0.0025 each (each a “Class B Share”) (the “Increase of Share Capital”), by redesignation of:

(1)	the newly increased and unissued 79,960,206,598.04 Ordinary Shares be redesignated as Class A Shares; and

(2)	the newly increased and unissued 19,999,793,401.96 Ordinary Shares be redesignated into Class B Shares.

(ii)	following the Increase of Share Capital, to change Class B Share Voting Right from thirty (30) votes per one Class B Share to one hundred (100) votes per one Class B Share on all matters subject to the votes at general meetings of the Company (the “Change of Voting Right of Class B Shares”).

In the Second EGM:

(i)	to increase the authorized share capital of the Company (the “Authorised Share Capital”) to US$250,000,000.00 divided into 100,000,000,000 Ordinary Shares of par value of US$0.0025 each (each an “Ordinary Share”), comprising of (A) 80,000,000,000 Class A Shares of a par value of US$0.0025 each (each a “Class A Share”); and (B) 20,000,000,000 Class B Shares of a par value of US$0.0025 each (each a “Class B Share”) (the “Increase of Share Capital”), by redesignation of:

(1)	the newly increased and unissued 79,960,206,598.04 Ordinary Shares be redesignated as Class A Shares; and

(2)	the newly increased and unissued 19,999,793,401.96 Ordinary Shares be redesignated into Class B Shares.

(ii)	following the Increase of Share Capital, to change Class B Share Voting Right from thirty (30) votes per one Class B Share to one hundred (100) votes per one Class B Share on all matters subject to the votes at general meetings of the Company (the “Change of Voting Right of Class B Shares”).

(iii)	subject to and conditional upon approval by the shareholders of Proposal No. 1, and Proposal No. 2 and all requisite class consents being obtained, to adopt the third amended and restated articles of association of the Company (the “AR M&A”) in replacement of the second amended and restated memorandum and articles of association as adopted on January 26, 2026 (the “Existing Articles”) to reflect the Increase of Share Capital, the Change of Voting Right of Class B Shares and other clarification changes.

(iv)	following the Increase of Share Capital, to effect a reverse share split to the Company’s authorised issued and unissued Class A Shares by way of a consolidation (the “Share Consolidation”) at an exchange ratio which is no less than one-for-two (1:2) and no greater than one-for-one thousand (1:1000) (the “Further Revised RS Ratio”) such that the number of authorised issued and unissued Class A is decreased by the Further Revised RS Ratio and the par value of each authorised, issued and outstanding Class A is increased by the Further Revised RS Ratio (together, the “Further Revised Reverse Share Split”), with such Further Revised Reverse Share Split to be effected at such time and date, if at all, and at a precise Further Revised RS Ratio up to a maximum of one-for-one thousand (1:1000), in each case, as determined by the Directors at their discretion within a period of five years of obtaining the requisite shareholder approval for the Further Revised Reverse Share Split (the “Further Revised Effective Time”).

(v)	in respect of any fractional entitlements to the issued consolidated shares resulting from the Further Revised Reverse Share Split, if so determined by the Directors in their sole discretion, the Directors be and are hereby authorised to settle as they consider expedient any difficulty which arises in relation to the Share Consolidation, including but without prejudice to the generality of the foregoing capitalising all or any part of any amount for the time being standing to the credit of any reserve or fund of the Company (including its share premium account and profit and loss account, to the extent as permitted by the applicable laws) whether or not the same is available for distribution and applying such sum in paying up unissued Class A Shares to be issued to shareholders of the Company to round up any fractions of Class A Shares issued to or registered in the name of such shareholders of the Company following or as a result of the Share Consolidation.

Changes of Directors

On August 5, 2026, Mr. Dahong Li, Mr. Michael Schumann and Ms. Yuanmei Ma resigned as independent Directors. Upon their resignations, each of Mr. Dahong Li, Mr. Michael Schumann and Ms. Yuanmei Ma ceased to serve in his or her respective positions on the Audit Committee of the Board, the Compensation Committee of the Board, the Nominating and Corporate Governance Committee and the Strategic Development Committee of the Board, as applicable.

On the same day, Mr. Chan Kelvin Zhi Hong, Mr. Lee Chee Wai, and Wong Khai Meng were appointed as independent directors to the Board of Directors.

In connection with the foregoing changes, on August 5, 2026, the Board reconstituted its standing committees, in each case with effect from the same date, as follows: the Audit Committee should consist of Mr. Wong Khai Meng (Chairperson), Mr. Chan Kelvin Zhi Hong and Mr. Chee Wai Lee, and the Board has determined that Chan Kelvin Zhi Hong qualifies as an “audit committee financial expert” as defined under rules and regulations of the SEC; the Compensation Committee should consist of Mr. Chan Kelvin Zhi Hong (Chairperson), Mr. Wong Khai Meng and Mr. Chee Wai Lee; the Nominating and Corporate Governance Committee should consist of Chee Wai Lee (Chairperson), Mr. Chan Kelvin Zhi Hong and Mr. Chee Wai Lee; and the Strategic Development Committee should consist of Ms. Muchun Zhu, Mr. Chan Kelvin Zhi Hong and Mr. Chee Wai Lee.

Entry into Securities Purchase Agreements with certain Investors

July 2026 Offering

On July 6, 2026, Intercont entered into securities purchase agreements with certain investors, pursuant to which Intercont agreed to sell, and the investors agreed to purchase, an aggregate 8,000,000 units (each a “Unit”). Each Unit consist of one Class A Ordinary Share and one warrant to purchase one Class A Ordinary Share (each a “Warrant”). The public offering price of the Units is $0.79 per Unit. Each of the Warrants will have an exercise price of $0.869 per Class A Ordinary Share and will be exercisable beginning on the date of the issuance and expire six months from the date of issuance. A holder of the Warrants may also effect an exercise at a zero exercise price (the “zero exercise price option”) at any time while the Warrants are outstanding. Two (2) Class A Ordinary Shares are issuable under each Warrant under such zero exercise price option pursuant to any given notice of exercise electing to effect a zero exercise price option. The Warrants entitle the holders to receive, via the zero exercise price option, up to 16,000,000 Class A Ordinary Shares. The offering was closed on July 8, 2026.

White Lion Purchase Agreement

On August 20, 2025, Intercont entered into the White Lion Purchase Agreement with White Lion Capital. Pursuant to the White Lion Purchase Agreement, White Lion Capital is committed to purchase Intercont’s Class A Ordinary Shares with an aggregate gross purchase price of up to $10,000,000 (as may be adjusted as described below, the “White Lion Commitment Amount”), from time to time during the period commencing on the August 20, 2025 and ending on the earlier of (i) the date on which White Lion Capital shall have purchased an aggregate number of Ordinary Shares equal to the White Lion Commitment Amount or (ii) the later of the 18 month anniversary of August 20, 2025 or the first closing (the “White Lion Commitment Period”). The White Lion Commitment Amount may be increased up to $30,000,000 upon the mutual written consent of White Lion Capital and Intercont. On December 1, 2025, the Company issued 15,990 Class A Ordinary Shares (with 1,990 commitment shares) of the Company at a price of $11.75 per share for consideration of $144,427. On December 15, 2025, the Company issued 14,000 Class A Ordinary Shares of the Company at a price of $5.35 per share for consideration of $74,827. On February 3, 2026, the Company issued 4,000 Class A Ordinary Shares of the Company at a price of $4.41 per share for consideration of $17,052. On April 13, 2026, the Company issued 20,000 Class A Ordinary Shares of the Company at a price of $2.01 per share for consideration of $40,127. On April 14, 2026, the Company issued 20,000 Class A Ordinary Shares of the Company at a price of $1.86 per share for consideration of $37,127. On April 15, 2026, the Company issued 35,000 Class A Ordinary Shares of the Company at a price of $1.62 per share for consideration of $56,627. On April 16, 2026, the Company issued 20,000 Class A Ordinary Shares of the Company at a price of $1.45 per share for consideration of $28,927. On April 17, 2026, the Company issued 20,000 Class A Ordinary Shares of the Company at a price of $1.67 per share for consideration of $33,327.

Entry and Termination of Streeterville Purchase Agreement

On September 4, 2025, Intercont entered into a Securities Purchase Agreement (the “Streeterville Purchase Agreement”) with Streeterville Capital, LLC, a Utah limited liability company (“Streeterville Capital”), pursuant to which Streeterville Capital agreed to purchase from Intercont one or more pre-paid purchases (each a “Pre-Paid Purchase” and together the “Pre-Paid Purchases”) in the aggregate purchase amount of up to $10,000,000.00 (the “Streeterville Commitment Amount”) for the purchase of Intercont’s Class A Ordinary Shares (the “Purchase Shares”). At the closing of the Streeterville Purchase Agreement (the “Closing”) on September 9, 2025, Intercont issued 3,419 Ordinary Shares to Streeterville Capital as a commitment fee (the “Streeterville Commitment Shares” and together with the White Lion Commitment Shares, the “Commitment Shares”) and 102,200 Ordinary Shares to be used as pre-delivery shares (the “Streeterville Pre-Delivery Shares”). The Purchase Agreement provides for an initial Pre-Paid Purchase in the principal amount of $2,175,000, before deducting an original issue discount (the “OID”) of $160,000 and a transaction expense amount of $15,000 (the “Initial Pre-Paid Purchase”). The Company received net proceeds of $2,000,000 on September 10, 2025. The Purchase Agreement provides for a second Pre-Paid Purchase in the principal amount of $540,000, before deducting an original issue discount (the “OID”) of $40,000. The Company received net proceeds of $500,000 on January 13, 2026.

On April 30, 2026, Intercont entered into a Payoff Acknowledgment and Termination Agreement with Streeterville Capital to terminate the Streeterville Purchase Agreement.

Risks Factors

Investing in Intercont’s Class A Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in Intercont’s Class A Ordinary Shares. We set forth below a summary of the principal risks and challenges we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks related to our business and industry

Risks and uncertainties relating to our business and industry include, but are not limited to, the following:

●	The report of our independent registered public accounting firm on our financial statements includes an explanatory paragraph emphasizing that the Company’s ability to continue as a going concern is dependent, in part, on receiving financial support from the Company’s primary shareholders. See “Risk Factors — Risks Related to Our Business and Industry — The report of our independent registered public accounting firm on our financial statements includes an explanatory paragraph emphasizing that the Company’s ability to continue as a going concern is dependent, in part, on receiving financial support from the Company’s primary shareholders” commencing on page 9.

●	Ongoing geopolitical tensions around the world may have a material adverse effect on our business, financial condition, and results of operations. See “Risk Factors — Risks Related to Our Business and Industry — Ongoing geopolitical tensions around the world may have a material adverse effect on our business, financial condition, and results of operations” commencing on page 9.

●	The business of our Shipping Subsidiaries could be negatively impacted by the cyclical nature of the shipping industry. See “Risk Factors — Risks Related to Our Business and Industry — The business of our Shipping Subsidiaries could be negatively impacted by the cyclical nature of the shipping industry” commencing on page 11.

●	We face certain risks related to our transaction arrangements with our affiliates. See “Risk Factors — Risks Related to Our Business and Industry — We face certain risks related to our transaction arrangements with our affiliates” commencing on page 12.

●	The profitability and growth of our Shipping Subsidiaries are contingent on the demand for shipping vessels and global economic conditions, with consumer confidence and spending playing a crucial role in influencing shipping volume and charter rates. The volatility or potential increase in charter hire rates for shipping vessels could negatively impact our Shipping Subsidiaries’ profitability. See “Risk Factors — Risks Related to Our Business and Industry — The profitability and growth of our Shipping Subsidiaries are contingent on the demand for shipping vessels and global economic conditions, with consumer confidence and spending playing a crucial role in influencing shipping volume and charter rates. The volatility or potential increase in charter hire rates for shipping vessels could negatively impact our Shipping Subsidiaries’ profitability” commencing on page 12.

●	Intercont’s Shipping Subsidiaries operate in a highly competitive global maritime shipping industry and if they do not compete successfully with new entrants or established companies with greater resources, its shipping business growth and results of operations may be adversely affected. See “Risk Factors — Risks Related to Our Business and Industry — Intercont’s Shipping Subsidiaries operate in a highly competitive global maritime shipping industry and if they do not compete successfully with new entrants or established companies with greater resources, its shipping business growth and results of operations may be adversely affected” commencing on page 14.

●	Global events, such as terrorist attacks and regional conflicts, have the potential to significantly impact Intercont’s business, financial status, operational results, and cash flows. See “Risk Factors — Risks Related to Our Business and Industry — Global events, such as terrorist attacks and regional conflicts, have the potential to significantly impact Intercont’s business, financial status, operational results, and cash flows” commencing on page 14.

●	The paper product industry is cyclical in nature. Fluctuations in the prices of, and the demand for, our seaborne pulping products could result in lower sales volumes and smaller profit margins. See “Risk Factors — Risks Related to Our Business and Industry — The paper product industry is cyclical in nature. Fluctuations in the prices of, and the demand for, our seaborne pulping products could result in lower sales volumes and smaller profit margins” commencing on page 19.

●	Our seaborne pulping business is still in early stages, and may not operate profitably, if at all. See “Risk Factors — Risks Related to Our Business and Industry — Our seaborne pulping business is still in early stages, and may not operate profitably, if at all” commencing on page 20.

●	Our seaborne pulping business may not comply with all the import/export laws and regulations. See “Risk Factors — Risks Related to Our Business and Industry — Our seaborne pulping business may not comply with all the import/export laws and regulations” commencing on page 20.

●	Our seaborne pulping business model is still in experimental stages and the current plan may not fully materialize when applied into operations. See “Risk Factors — Risks Related to Our Business and Industry — Our seaborne pulping business model is still in experimental stages and the current plan may not fully materialize when applied into operations” commencing on page 20.

●	We significantly rely on third-party intellectual property to carry out our seaborne pulping business, if we fail to continue the license, our seaborne pulping business will suffer material loss or fail to proceed. See “Risk Factors — Risks Related to Our Business and Industry — We significantly rely on third-party intellectual property to carry out our seaborne pulping business, if we fail to continue the license, our seaborne pulping business will suffer material loss or fail to proceed” commencing on page 20.

Risks related to our corporate structure

Intercont (Cayman) Limited is a Cayman Islands holding company with no substantive operations. Intercont currently carries out its business primarily through its Shipping Subsidiaries. Intercont and holders of Intercont’s securities (including the Class A Ordinary Shares) are therefore subject to various legal and operational risks and uncertainties related to Intercont’s corporate structure, which would result in a material adverse change in our operations, cause the value of any securities Intercont offers to significantly decline or become worthless. Such risks and uncertainties include, but are not limited to, the following:

●	Cayman Islands economic substance requirements may have an effect on our business and operations. See “Risk Factors — Risks Related to Our Corporate Structure — Cayman Islands economic substance requirements may have an effect on our business and operations” commencing on page 24.

●	As Intercont is incorporated under Cayman Islands law, you may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited. See “Risk Factors — Risks Related to Our Corporate Structure — As Intercont is incorporated under the Cayman Islands law, you may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited.” commencing on page 24.

●	Intercont will rely on dividends and other distributions on equity paid by its subsidiaries to fund its cash and financing requirements, and any limitation on the ability of its subsidiaries to make payments to it could have a material adverse effect on its ability to conduct its business. Moreover, to the extent that cash is in Intercont’s subsidiaries in Hong Kong, there is a possibility that the funds may not be available to fund our operations or for other uses outside of Hong Kong due to interventions or the imposition of restrictions and limitations by the Hong Kong laws or the PRC government on the ability to transfer cash out of Hong Kong or a Hong Kong entity. See “Risk Factors — Risks Related to Our Corporate Structure — Intercont will rely on dividends and other distributions on equity paid by its subsidiaries to fund its cash and financing requirements, and any limitation on the ability of its subsidiaries to make payments to it could have a material adverse effect on its ability to conduct its business. Moreover, to the extent that cash is in Intercont’s subsidiaries in Hong Kong, there is a possibility that the funds may not be available to fund our operations or for other uses outside of Hong Kong due to interventions or the imposition of restrictions and limitations by the Hong Kong laws or the PRC government on the ability to transfer cash out of Hong Kong or a Hong Kong entity.” commencing on page 25.

Risks related to doing business in Hong Kong

We face various legal and operational risks and uncertainties related to being based in and having significant operations in Hong Kong and are therefore subject to risks associated with doing business in Hong Kong generally. Risks and uncertainties related to doing business in China could result in a material adverse change in our operations, significantly limit or completely hinder our ability to complete this offering or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless. Such risks and uncertainties include, but not limited to, the following:

●	We currently operate principally in Hong Kong, and adverse economic or other events affecting the region or any significant worsening to the present global economic condition could significantly impact our business. See “Risk Factors — Risks Related to Doing Business in Hong Kong — We currently operate principally in Hong Kong, and adverse economic or other events affecting the region or any significant worsening to the present global financial condition could significantly impact our business” commencing on page 26.

●	Potential political and economic instability in Hong Kong may adversely impact our results of operations. We may also face the risk that changes in the policies of the PRC government could have a significant impact upon the business we conduct in Hong Kong and the profitability of such business. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Potential political and economic instability in Hong Kong may adversely impact our results of operations. We may also face the risk that changes in the policies of the PRC government could have a significant impact upon the business we conduct in Hong Kong and the profitability of such business” commencing on page 27.

●	The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong Subsidiaries, which may affect a substantial part of our business. See “Risk Factors — Risks Related to Doing Business in Hong Kong — The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our subsidiaries in Hong Kong, which may affect a substantial part of our business” commencing on page 28.

●	The Chinese government may exercise significant oversight and discretion over the conduct of our Hong Kong Subsidiaries’ business and may intervene in or influence their operations at any time, which could result in a material change in their operations and/or the value of Intercont’s Class A Ordinary Shares. See “Risk Factors — Risks Related to Doing Business in Hong Kong — The Chinese government may exercise significant oversight and discretion over the conduct of our subsidiaries’ business and may intervene in or influence their operations at any time, which could result in a material change in their operations and/or the value of Intercont’s Class A Ordinary Shares” commencing on page 28.

Implications of Being a Company with a Holding Company Structure

Intercont is a holding company incorporated in the Cayman Islands. As a holding company with no material operations, Intercont conducts all of its operations through its subsidiaries in Hong Kong and Singapore. Because of our corporate structure as a Cayman Islands holding company with operations conducted through our subsidiaries in Asia, it involves unique risks to investors. Investors in our Intercont’s Class A Ordinary Shares should be aware that they will not and may never directly hold equity interests in the operating subsidiaries, but rather purchasing equity solely in Intercont, the Cayman Islands holding company. Furthermore, shareholders may face difficulties enforcing their legal rights under United States securities laws against Intercont’s directors and officers who are located outside of the United States.

Corporate Information

Our principal executive offices are located at 39 OCEAN DRIVE, SINGAPORE, Singapore, 098187. Our registered address is located at ICS Corporate Services (Cayman) Limited, Palm Grove Unit 4, 265 Smith Road, George Town, P.O. Box 52A Edgewater Way, #1653, Grand Cayman KY1-9006, Cayman Islands.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168.

Investors should contact us for any inquiries through the address and telephone number of our principal executive office. Our principal website is https://www.intercontcayman.com. The information contained on our website is not a part of this prospectus.

Legal Proceedings

As of the date hereof, to our knowledge, none of Intercont or its subsidiaries is currently a party to any material legal or administrative proceedings. We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including our management’s time and attention.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under the heading “Item 3. Key Information—D. Risk Factors” in the 2025 Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

The report of our independent registered public accounting firm on our financial statements includes an explanatory paragraph emphasizing that the Company’s ability to continue as a going concern is dependent, in part, on receiving financial support from the Company’s primary shareholders.

The Group has historically funded its working capital needs primarily from operations, loans, advance payments from customers and contributions by shareholders. Its working capital requirements are affected by the efficiency of operations, the numerical volume and dollar value of revenue contracts and the timing of accounts receivable collections. The going concern status of the Company depends on its ability to generate sufficient cash flows to meet its obligations in a timely manner and to obtain additional income or debt as may be required and/or recurring financial support from shareholders or other related parties. The Group’s primary shareholders have agreed to provide financial support commitment to the Company until October 31, 2026. As of December 31, 2025, the Company had cash and cash equivalents of approximately $4.0 million. As a result, management believes that current levels of cash and cash flows will be sufficient to meet anticipated cash needs for at least the next 12 months from the date of the issuance of this report. However, the Group may need additional cash resources in the future if it experiences changed business conditions or other developments and may also need additional cash resources in the future if it wishes to pursue opportunities for investment, acquisition, strategic cooperation or other similar actions. If the Group determines that the cash requirements exceed amounts of cash on hand, it may seek to issue debt or equity securities or obtain a credit facility. Taking into account the ability for the Group to raise finances, the management has alleviated the substantial doubt about the Group’s ability to continue as a going concern. While the management believes in the Group’s ability to raise additional funds by issuing debt or equity securities or obtaining a credit facility and the viability of its strategy, there can be no assurances that they will be successful.

Ongoing geopolitical tensions around the world may have a material adverse effect on our business, financial condition, and results of operations.

As a participant in the international maritime business, we face risks associated with heightened tensions in geopolitical and economic relations. Rivalries and sanctions between major powers, including the United States and China, terrorist threats, wars and other conflicts involving Ukraine, the Middle East and elsewhere have created increased global uncertainty. Such geopolitical tensions, along with trade disputes and regional conflicts, may result in economic instability, market volatility, and regulatory changes, which could impact our supply chain, operations, and consumer demand.

Recently, the United States has proposed to impose multiple rounds of tariffs on a wide range of goods imported from multiple countries, including China, and China has responded with retaliatory tariffs. Since February 2025, the U.S. administration has proposed to increase the total tariff level for imported Chinese goods to 125% and additional tariff increase could be imposed as the trade tension between the two countries continues to heighten. On April 9, 2025, China has responded by hiking its levies on U.S. imports to 84% from 34%. Additionally, the United States Trade Representative (“USTR”) effected Section 301 Action on China, charging fees on Chinese-built ships and vessel owners and operators of China, which fees would increase over the following years. On October 24, 2025, the USTR also initiated Section 301 investigation of China’s implementation of the Economic and Trade Agreement Between the Government of the United States of America and the Government of the People’s Republic of China (“Phase One Agreement”). USTR will examine whether China has fully implemented its commitments under the Phase One Agreement, the burden or restriction on U.S. commerce resulting from any non-implementation by China of its commitments, and what action, if any, should be taken in response. These measures could significantly decrease the volume of cross border commerce, increase the costs of maritime senders, and thereby cause a material adverse impact on our business, financial condition, and results of operations. Although the U.S. and China agreed to suspend the additional tariffs imposed in April 2025 starting from May 14, 2025, it remains possible that such tariffs resume or additional tariffs will be imposed in the future.

On October 30, 2025, China’s Ministry of Commerce unveiled the outcomes achieved by Chinese and US delegations during their recent economic and trade talks in Kuala Lumpur from October 25, 2025 to October 26, 2025. Among other consensus, the US side will suspend the implementation of measures under its Section 301 investigation targeting China’s maritime, logistics and shipbuilding industries for one year. In response, China will correspondingly suspend the implementation of its countermeasures against the US side for one year once the US suspension takes effect, according to the spokesperson of China’s Ministry of Commerce. This suspension of implementation of measures under Section 301 investigation is pending the confirmation by the USTR.

Historically, tariffs have led to increased trade and political tensions, between the U.S. and China, as well as between the U.S. and other countries. Political tensions as a result of trade policies could reduce trade volume, cross-border investment, technological exchange, and other economic activities between major economies, resulting in a material adverse effect on global economic conditions and the stability of global financial and stock markets. Moreover, the heightened geopolitical uncertainty and potential for further escalation may discourage investments in securities issued by China-based issuers (including us) and affect the global macroeconomic environment. For example, it has been reported that the U.S. administration may consider imposing further restrictions or prohibitions on trading of Chinese securities. Any such geopolitical developments could materially and adversely affect our overall financial performance and prices of Intercont’s Class A Ordinary Shares.

Furthermore, such tensions may lead to consumer boycotts, increased security measures, and travel restrictions, all of which could negatively affect the need for international maritime shipping. Any restrictions on international trade and capital flows may have a negative impact on our ability to access capital and expand our operations. As a result, any of these events could have a material adverse effect on our business, financial condition, and results of operations.

Separately, we may also be subject to review and enforcement under domestic and foreign laws that screen foreign investment and acquisitions. In both the U.S. and non-U.S. jurisdictions, these regulatory requirements may treat companies differently based on the type of company in question and investor profile in the company. As a result of these laws, investments by particular investors may need to be filed with local regulators, which in turn may impose added costs on our business, impact our operations, and/or limit our ability to engage in strategic transactions that might otherwise be beneficial to us and our investors. These laws are also regularly changed and updated. For example, recently the Office of Investment Security of the U.S. Department of the Treasury issued a final rule (the “Outbound Investment Rule”) to implement the Executive Order 14105, which provided for the establishment of a new national security regulatory framework to control outbound investment from the United States in certain sensitive industry sectors in the People’s Republic of China, including Hong Kong and Macau. The Outbound Investment Rule took effect in January 2025 and restricts U.S. persons’ direct and indirect investment into companies with specified connections to China that engage in specified “Covered Activities” within three areas of technology: semiconductors and microelectronics, quantum information technologies, and artificial intelligence systems. Notably, President Trump issued the America First Trade Policy Memorandum on February 20, 2025, which proposes to further expand the set of technologies of concern. These rules may limit our ability to engage in certain kinds of business operations; they may also limit our ability to raise capital from U.S. and other sources if we engage in the development of such technologies of concern. Continuing changes in both U.S. and non-U.S. jurisdictions to foreign investment laws and rules could adversely affect our strategic initiatives, financial performance, and growth prospects.

A recent action by the U.S. to impose new port fees on Chinese-owned and operated vessels and Chinese-built vessels could have a material adverse effect on our operations and financial results.

USTR has recently put forward significant trade actions under Section 301 of the Trade Act of 1974 with the aim of addressing China’s dominance in the maritime, logistics, and shipbuilding industries. These actions have the potential to dramatically increase the port fees and therefore the overall operating expenses for ships calling at U.S. ports. Specifically, the USTR has enacted a series of fees that would function as direct increases to port-related costs.

The action generally would include a fee targeting Chinese owners and operators for each instance a vessel owned or operated by a Chinese entity enters a U.S. port. The fee would be calculated at a rate of $50 per net ton of the vessel for each port entrance beginning October 14, 2025 and increasing over time, plateauing at $140 per net ton in 2028.

Another fee focuses on operators with fleets comprised of Chinese-built vessels. Under the action, in the case of a vessel not subject to the fees on Chinese owners and operators described above, fees generally would be imposed each time a Chinese-built vessel enters a U.S. port. The fee generally would be calculated at a rate of $18 per net ton of the vessel for each port entrance beginning October 14, 2025 and increasing over time, plateauing at $33 per net ton in 2028.

There are several exceptions to this fee, including for both dry bulk and liquid vessels with capacity less than 80,000 dwt, vessels arriving to the US empty or in ballast, and vessels entering a port in the continental United States from a voyage of less than 2,000 nautical miles from a foreign port or point.

The actual implementation of this action remains uncertain. A USTR hearing took place in May 2025 and the public comment period closed in July 2025. Additionally, specifics, such as applicability to sale leaseback arrangements with Chinese leasing financiers, have not been clarified. In a sale leaseback arrangement, the Chinese leasing financiers are the formal owners of the vessels. Furthermore, retaliatory measures from China or other nations could further compound disruptions and cost increases within the global shipping industry. On October 30, 2025, China’s Ministry of Commerce unveiled the outcomes achieved by Chinese and US delegations during their recent economic and trade talks in Kuala Lumpur from October 25, 2025 to October 26, 2025. Among other consensus, the US side will suspend the implementation of measures under its Section 301 investigation targeting China’s maritime, logistics and shipbuilding industries for one year. In response, China will correspondingly suspend the implementation of its countermeasures against the US side for one year once the US suspension takes effect, according to the spokesperson of China’s Ministry of Commerce. This suspension of implementation of measures under Section 301 investigation is pending the confirmation by the USTR.

Although all ships in our fleet were constructed in China, the port fees imposed by USTR will not apply to our global maritime shipping business at the moment as our global maritime shipping business does not involve calling at U.S. ports. But in addition to direct port fee increases, retaliatory actions by China or other countries could indirectly impact port-related costs. For example, China imposed retaliatory port fees to restrict vessels of U.S. origin calling at Chinese ports on October 14, 2025, which could disrupt global shipping patterns and potentially increase congestion and costs at ports worldwide.

Although we have not launched the seaborne pulping business as of the date of this prospectus, the Group plans to launch its seaborne pulping business at an appropriate time once external economic and political conditions stabilize. The factory ships to be used in the seaborne pulping business may have capacity over 90,000 dwt, which is above the 80,000-dwt threshold for the exception from the port fees for Chinese-built dry bulk vessels, and therefore the vessel will not be exempt from the port fee on Chinese-built vessels under the current version of the USTR action. Given the potential magnitude of these port-related fees and the many uncertainties surrounding their implementation, it is not possible at this time to fully predict the ultimate financial impact. However, if the action or similar measures are implemented, port fees for our vessels or vessels we charter and our operating costs for voyages calling at U.S. ports could materially increase. This, in turn, could significantly reduce our profitability of seaborne pulping business, negatively impact our ability to compete effectively, and materially and adversely affect our operations and financial results of our seaborne pulping business.

The business of our Shipping Subsidiaries could be negatively impacted by the cyclical nature of the shipping industry.

Historically, the financial performance of the global maritime shipping business has exhibited cyclical patterns, marked by fluctuations in profitability and asset values due to changes in the supply and demand for international maritime shipping services. The quantity of shipping capacity depends on various factors, including the number and size of vessels in the global fleet, their deployment, the introduction of new vessels, and the decommissioning of older ones, etc. The demand for international maritime shipping services is influenced by global and regional economic conditions, currency exchange rates, the globalization of manufacturing, variations in global and regional international trade levels, regulatory developments, and alterations in seaborne and other transportation patterns. Predicting changes in the demand for international maritime shipping services is challenging. Declines in demand and/or increases in international maritime shipping capacity could result in substantially lower freight rates, decreased volume, or a combination of both, thereby adversely affecting the business, financial status, and operational results of our Shipping Subsidiaries.

We face certain risks related to our transaction arrangements with affiliates.

Currently, two (2) of the four (4) vessels operated by our Shipping Subsidiaries are leased from a related party controlled by a family member of our shareholder. Additionally, our Shipping Subsidiaries have also entered into business arrangements with related parties in the ordinary course of business. Historically, we did not have in place a formal process that meets public company standard to review and approve transactions with related parties, and such related party transactions may impair investors in Intercont’s Class A Ordinary Shares. But recently, the Company has adopted a related party transaction policy to review and approve all further related party transactions. Furthermore, if any of the related parties having a business relationship with the Group reneges from the arrangements, the Group will have difficulty in finding replacement in a timely and cost-efficient manner, if at all. As a result, our business operations and financial performance may be negatively affected.

We depend on certain customers for our revenue.

For the six months ended December 31, 2025, Customer A (Topsheen Shipping Singapore Pte. Ltd., a related party) and Customer D accounted for approximately 73% and 11%, respectively, of the Group’s total revenues. For the six months ended December 31, 2024, Customer A (Topsheen Shipping Singapore Pte. Ltd., a related party) and Customer D accounted for approximately 70% and 11% respectively, of the Group’s total revenues. For the year ended June 30, 2025, Customer A (Topsheen Shipping Singapore Pte. Ltd., a related party) accounted for approximately 74% of the Group’s total revenues. For the year ended June 30, 2024, Customer A (Topsheen Shipping Singapore Pte. Ltd., a related party) and Customer B accounted for approximately 48% and 19%, respectively, of the Group’s total revenue. For the year ended June 30, 2023, Customer A (Topsheen Shipping Singapore Pte. Ltd., a related party), Customer B and Customer C accounted for approximately 43%, 19% and 12%, respectively, of the Group’s total revenue. As of December 31, 2025, Customer D accounted for approximately 98% of the Group’s accounts receivable. As of June 30, 2025, Customer A (Topsheen Shipping Singapore Pte. Ltd., a related party), Customer D, Customer G (Meida Shipping Co., Limited, a related party) and Customer E (Tongda Shipping Co., Limited, a related party)   accounted for approximately 47%, 22%, 12% and 11%, respectively, of the Group’s accounts receivable and accounts receivable-related parties. As of June 30, 2024, Customer D, Customer F (Keen Best Shipping Co Limited, a related party) and Customer A (Topsheen Shipping Singapore Pte. Ltd., a related party) accounted for approximately 66%, 22% and 12%, respectively, of the Group’s accounts receivable and accounts receivable-related parties. The loss of any of our significant customers, a customer’s failure to make payments or perform under any of the applicable contracts, or a decline in payments under the contracts could have a material adverse effect on our business, financial condition, cash flows and results of operations.

Our Shipping Subsidiaries charter vessels from a limited number of suppliers.

Our Shipping Subsidiaries currently charter two (2) vessels from a related party and charter one (1) vessel from an independent third party. If they terminate their business relationships with our Shipping Subsidiaries, our Shipping Subsidiaries will face the risk of not being able to secure adequate vessel replacement in a timely manner or the risk of being required to pay a higher charter rate for comparable vessel replacement, which could have a material adverse effect on our business, financial condition, cash flows and results of operations.

The profitability and growth of our Shipping Subsidiaries are contingent on the demand for shipping vessels and global economic conditions, with consumer confidence and spending playing a crucial role in influencing shipping volume and charter rates. The volatility or potential increase in charter hire rates for shipping vessels could negatively impact our Shipping Subsidiaries’ profitability.

The movements of the Baltic Dry Index (BDI), an indicator reflecting the daily average charter rates for key routes and published by the Baltic Exchange Limited, are highly unpredictable. Widely considered as a primary benchmark for monitoring the vessel charter market and overall shipping market performance, the BDI experienced a substantial 97.5% decline from its peak of 11,793 in May 2008 to 290 on February 10, 2016, and has since maintained a volatile trajectory. As of May 13, 2026 the BDI reached 3,063. The significant variance of BDI index could result in uncertainties in the Company’s operation.

Several factors influence the demand for shipping capacity, including:

●	Supply and demand dynamics for products suitable for maritime shipping.

●	Changes in the global production of goods transported by ships.

●	Distance requirements for sea transport of cargo products.

●	Globalization of manufacturing.

●	Global and regional economic and political conditions, wars, armed conflicts, terrorist activities, embargoes, strikes, and tariffs.

●	International trade developments and disruptions.

●	Shifts in seaborne and other transportation patterns, encompassing alterations in transport distances and vessel speeds.

●	Environmental and regulatory changes.

●	Currency exchange rate fluctuations.

Demand for dry bulk vessels is dependent upon economic growth in the world’s economies, seasonal and regional changes in demand and changes to the capacity of the global dry bulk fleet and the sources and supply of dry bulk cargo transported by sea. Continued adverse economic, political or social conditions or other developments could negatively impact charter rates and have a material adverse effect on our business, results of operations and financial condition.

Factors influencing the supply of shipping capacity encompass:

●	New building deliveries.

●	Scrapping rates of older shipping vessels.

●	Disruption of shipping routes due to accidents or political events.

●	Pricing of steel and other raw materials.

●	Changes in environmental and regulatory frameworks limiting the useful life of vessels.

●	The number of inactive shipping vessels.

●	Port and canal congestion.

A decline in the worldwide economic conditions, particularly in the Asia Pacific region, has the potential to significantly impact our Shipping Subsidiaries’ business, financial well-being, and operational results.

The global economic landscape is pivotal in determining the demand for various commodities across the globe, consequently influencing maritime transportation. Specifically, the Group foresees a substantial number of ports, where its cargo operations are situated, continuing to be actively involved in cargo handling within the Asia Pacific Region. The Asia Pacific Region is expected to function as one of the Group’s crucial locations for loading and unloading operations. Therefore, any negative shifts in economic conditions within the Asia Pacific Region could exert a noteworthy influence on the demand for global maritime shipping. Nonetheless, if the economic state of the Asia Pacific Region persists in being feeble or undergoes negative growth in the future, it could have an adverse effect on the demand for global maritime shipping.

An escalation of global trade protectionism could have a significant adverse impact on our Shipping Subsidiaries’ business, potentially affecting their financial condition, operational results, and cash flows.

Our Shipping Subsidiaries’ operations are susceptible to the risk that increased global trade protectionism may negatively influence their business. Governments might resort to trade barriers to shield or rejuvenate their domestic industries against foreign imports, thereby diminishing the demand for global maritime shipping. Imposing restrictions on imports, including tariffs, could wield a substantial impact on global trade and the demand for shipping services. The presence of trade protectionism in the markets served by our Shipping Subsidiaries may lead to increased costs of exported goods, extended delivery times, elevated risks associated with exporting, ultimately resulting in a decrease in the volume of exported goods and a diminished demand for shipping.

Our Shipping Subsidiaries’ operations and business revenue often stem from transporting goods from Asia to various overseas export markets. Any downturn or impediment in the production capacity of exporters based in Asia could significantly adversely affect Asia’s export growth rate and, consequently, affecting our Shipping Subsidiaries’ business.

Our Shipping Subsidiaries operate in a highly competitive global maritime shipping industry and if they do not compete successfully with new entrants or established companies with greater resources, their shipping business growth and results of operations may be adversely affected.

The worldwide international maritime shipping business is highly competitive. Barriers to entry are relatively low for existing shipping companies wishing to enter, or expand their presence in, a new market or new trade lane. Carriers compete based on price, frequency of service, transit time, port coverage, service reliability, vessel availability, inland operations, quality of customer service, value-added services and other customer requirements. There is strong competition in the international markets and trade lanes in which our Shipping Subsidiaries currently operate, and we expect that current competitive pressures within the international maritime shipping industry will continue.

Increases in marine fuel prices could increase our operating costs.

Marine fuel constitutes a substantial cost to our global maritime shipping and seaborne pulping businesses. The cost of marine fuel is subject to many economic and political factors which are beyond our control. The price and supply of fuel are unpredictable and fluctuate based on events outside our control, including geopolitical developments, supply of and demand for oil and gas, actions by the Organization of the Petroleum Exporting Countries, or OPEC, and other oil and gas producers, war and unrest in oil-producing countries and regions, regional production patterns and environmental concerns. In February 2022, crude oil prices increased to a new seven-year high, impacted by the Russia-Ukraine conflict and the sanctions and other measures imposed on Russia by the United Kingdom, European Union, the United States, and other countries. As a result of the ongoing war in Iran over the past two months, oil prices have surged. The instability in the Middle East may further affect international oil prices. Although we do not have any trading activities with sanctioned parties or ports, sanctions and trade restrictions have increased uncertainty in global energy markets and fuel may become much more expensive in the future, which could have a material adverse effect on our business, financial condition, cash flows and results of operations.

Global events, such as terrorist attacks and regional conflicts, have the potential to significantly impact our business, financial status, operational results, and cash flows.

Past terrorist attacks and the ongoing threat of future incidents worldwide continue to instigate uncertainty in the global financial markets, potentially affecting our business, operating outcomes, and financial condition. Additionally, recent acts of terror perpetrated by Houthi rebels in the Red Sea region further heighten concerns about the impact on maritime transportation along key routes, such as the Red Sea route, affecting the Group’s shipping operations.

Ongoing conflicts and recent developments in regions such as Ukraine, Russia, North Korea, Myanmar, and the Middle East (including Iran, Iraq, Israel, Palestine, Syria, the Persian Gulf, Yemen), coupled with the presence of the United States or other armed forces in the Middle East, may lead to additional acts of terrorism and armed conflict globally. These events may contribute to heightened economic instability in the worldwide financial markets. Recent statements from government leaders about potential trade barriers to safeguard domestic industries against foreign imports add to the uncertainties.

War in a country where a significant supplier or customer of Intercont is situated could impact the supply chain or revenue generation from that customer. Historical instances indicate that political conflicts have resulted in attacks on vessels, waterway mining, and other efforts to disrupt global maritime shipping. Import restrictions, including tariffs, have historically and could continue to significantly impact global trade and the demand for shipping services. Although we have not conducted business with any sanctioned entity or port, we adopt several measures to avoid the transactions with any sanctioned entity or port, and we are in the process of make a Sanction, Export Control and Trade Control Policy. Any of these events, including the recent Houthi rebel terrorist attacks affecting the Red Sea route, could have a material adverse effect on our business, financial condition, cash flows, and operational results.

Acts of piracy on ocean-going vessels may have a material adverse effect on the Group’s business, financial condition, cash flows, and results of operations.

Acts of piracy have historically affected ocean-going vessels trading in regions of the world such as the South China Sea, the Indian Ocean, the Gulf of Aden off the coast of Somalia and, in more recent times, the Gulf of Guinea. Sea piracy incidents continue to occur, particularly in the Gulf of Aden off the coast of Somalia, in the Gulf of Guinea and the west coast of Africa, with carriers vulnerable to such attacks. Acts of piracy may result in death or injury to persons or damage to property. In addition, crew costs, including costs of employing on-board security guards, could increase in such circumstances. We may not be adequately insured to cover losses from these incidents, which could have a material adverse effect on our business, financial condition, cash flows and results of operations.

Increased inspection procedures and tighter import and export controls could increase costs and disrupt our business.

Global maritime shipping business and our seaborne pulping business are both subject to various security and customs inspection and related procedures in countries of origin and destination and trans-shipment points. Inspection procedures may result in the seizure of contents of our vessels, delays in the loading, offloading, trans-shipment, or delivery and the levying of customs duties, fines or other penalties against us.

It is possible that changes to inspection procedures could impose additional financial and legal obligations on us. Changes to inspection procedures could also impose additional costs and obligations on Intercont and may, in certain cases, render the shipment of certain types of cargo uneconomical or impractical. Any such changes or developments could have a material adverse effect on our business, financial condition, cash flows and results of operations.

Our future results of operations will be subject to seasonal fluctuations, which may adversely affect our financial condition.

The market in which we operate our dry bulk vessels may exhibit seasonal variations in demand, such as demands affected by holiday seasons. In addition, unpredictable and adverse weather conditions and patterns in different parts of the world have in the past had a negative impact on various exports. Such seasonality may affect our business, results of operations, financial condition, and could affect our ability to pay dividends, if any, in the future.

Our freights may call on ports located in countries that are subject to restrictions imposed by the United States, United Kingdom, United Nations, or other governments.

While we do not anticipate our freights calling on ports situated in countries subject to sanctions and embargoes imposed by the U.S. government and other authorities, or countries identified as state sponsors of terrorism, there may be instances, based on charterers’ instructions, where our vessels may call on ports in such countries in the future. The application of U.S. sanctions and embargo laws varies, as they do not uniformly apply to the same entities or prohibit identical activities. Furthermore, these laws and regulations may be amended or strengthened over time.

Although we are committed to complying with all applicable sanctions and embargo laws and regulations, and intends to maintain such compliance, there is no guarantee of continued compliance in the future. This uncertainty arises especially as the interpretation and scope of certain laws may be unclear and subject to evolving interpretations. Any violation of these laws could have a severe adverse impact on our ability to access U.S. capital markets.

We operate carriers globally, exposing our business to inherent operational risks that could potentially impact our revenue, increase expenses, and may not be fully covered by insurance.

Engaged in the global maritime shipping business and seaborne pulping business operating on international vessels, we face inherent risks associated with the global operations of ocean-going freights. Cargoes transported by us are susceptible to damage or loss due to various events, including marine disasters, adverse weather conditions, mechanical failures, human error, environmental accidents, war, terrorism, piracy, and other unforeseen circumstances. Additionally, the transportation of cargoes across diverse international jurisdictions introduces the risk of business interruptions caused by political circumstances in foreign countries, hostilities, labor strikes, boycotts, potential changes in tax rates or policies, and the possibility of government expropriation of our carried cargoes. Any of these events could lead to a loss of revenue, increased costs, and decreased cash flows.

Changing economic, regulatory, and political conditions in some countries, including political and military conflicts, have historically resulted in attacks on vessels, waterway mining, piracy, terrorism, labor strikes, and boycotts. These hazards may result in personal injury or death, loss of revenue or property, payment of ransoms, environmental damage, higher insurance rates, market disruptions, and interference with shipping routes (such as delays or rerouting), all of which could have a material adverse effect on our business.

As we operate dry bulk vessels, our business has inherent operational risks which may reduce our revenue or increase our expenses.

The international shipping industry is an inherently risky business involving global operations. Our vessels will be at risk of being damaged or lost because of events such as marine disasters, bad weather, mechanical failures, human error, environmental accidents, war, terrorism, piracy and other circumstances or events. In addition, transporting cargoes across a wide variety of international jurisdictions creates a risk of business interruptions due to political circumstances in foreign countries, hostilities, labor strikes and boycotts, the potential for changes in tax rates or policies, and the potential for government expropriation of our vessels. Any of these events may result in loss of revenues, increased costs and decreased cash flows to our customers, which could impair their ability to make payments to us under our charters.

Furthermore, the operation of certain vessels, such as dry bulk carriers, has certain unique risks. With a dry bulk carrier, the cargo itself and its interaction with the vessel can be an operational risk. By their nature, dry bulk cargoes are often heavy, dense, easily shifted, and react badly to water exposure. In addition, dry bulk carriers are often subjected to battering treatment during unloading operations with grabs, jackhammers (to pry encrusted cargoes out of the hold) and small bulldozers. This treatment may cause damage to the vessel. Vessels damaged due to treatment during unloading procedures may be more susceptible to breach at sea. Hull breaches in dry bulk carriers may lead to the flooding of the vessels’ holds.

If a dry bulk carrier suffers flooding in its forward holds, the bulk cargo may become so dense and waterlogged that its pressure may buckle the vessel’s bulkheads, leading to the loss of a vessel. If we are unable to adequately repair our vessels after such damages, we may be unable to prevent these events. Any of these circumstances or events may have a material adverse effect on our business, results of operations and financial condition, if any, in the future, on our Class A Ordinary Shares. In addition, the loss of any of our vessels could harm our reputation as a safe and reliable shipping company.

Maritime claimants could arrest or attach one or more of our vessels, which could interrupt our cash flows.

Crew members, suppliers of goods and services to a vessel, shippers of cargo, lenders, and other parties may be entitled to a maritime lien against a vessel for unsatisfied debts, claims or damages. In many jurisdictions, a maritime lien holder may enforce its lien by “arresting” or “attaching” a vessel through judicial or foreclosure proceedings.

Labor interruptions could disrupt our business.

We could be subject to industrial action or other labor unrest that could prevent or hinder our operations from being carried out normally. If not resolved in a timely and cost-effective manner, such business interruptions could have a material adverse effect on our business, financial condition, cash flows and results of operations.

Failure to comply with the U.S. Foreign Corrupt Practices Act (FCPA) and other anti-bribery legislation in various jurisdictions could lead to fines, criminal penalties, contract terminations, and adversely affect our business.

Our global maritime shipping business and seaborne pulping business span numerous countries globally, including those with a known reputation for corruption. The Group is dedicated to conducting its business in adherence to applicable anti-corruption laws. However, we face the risk that individuals or entities employed or engaged by the company, or their agents, may take actions violating anti-corruption laws, including the U.S. Foreign Corrupt Practices Act. Such violations could result in substantial fines, sanctions, civil and/or criminal penalties, or limitations on operations in specific jurisdictions, potentially impacting our business, operational results, or financial condition. Moreover, actual or alleged violations could harm our reputation and our ability to engage in business activities. Additionally, the process of detecting, investigating, and resolving actual or alleged violations is costly and can demand significant time and attention from our senior management.

The smuggling of drugs or other contraband onto our freight may lead to governmental claims against the company.

Our freights may call at ports where smugglers attempt to hide drugs and other contraband on vessels, either with or without the knowledge of crew members. In the event that our freights are discovered with contraband, whether or not crew members are aware, the company may face reputational damage and governmental or regulatory claims, potentially having a material adverse effect on our business, financial condition, cash flows, and operational results.

We need to maintain our relationships with local shipping agents, port and terminal operators.

The success of our business relies on our relationships with local shipping agents, port, and terminal operators in the ports where our customers ship and unload their products. The Group believes that these relationships will continue to be crucial for its future success, and the loss of one or more of these relationships could materially and negatively impact its ability to retain and service our customers. We cannot guarantee that we will be able to maintain and expand our existing relationships with local shipping agents, port, and terminal operators or establish new relationships, and uncertainties exist regarding the availability of new or renewed relationships on commercially reasonable terms. In the event that we are unable to maintain, expand, or establish these relationships, we may risk losing customers or experiencing delays in the ports where we operate, potentially having a material adverse effect on our business, financial condition, cash flows, and operational results.

The global financial credit crisis and geopolitical uncertainties have impacted the revenue of the Group, whose primary business revolves around global maritime shipping, particularly in the aspect of chartering vessels. These adverse factors may contribute to increased instability in the ship chartering market, resulting in fluctuations in charter rates and affecting our costs and income related to vessel leasing and operations.

In an environment of financial credit tightening, ship leasing may be influenced by funding shortages and financial pressures, making it challenging for us to secure favorable chartering terms. Additionally, geopolitical tensions may elevate risks on certain shipping routes, further impacting our flexibility and stability in chartering vessels and fulfilling transportation contracts.

To address these challenges, we may need to implement prudent financial management strategies, enhance collaboration with shipowners and leasing companies, and facilitate the operational stability of our fleet amidst the volatile financial and geopolitical landscape. Moreover, effective risk assessment and flexible operational strategies will play a critical role in sustaining our business continuity and profitability in the realm of vessel chartering.

The ship leasing market is encountering increasing regulatory and environmental pressures, which may potentially lead to a rise in operational costs for us in the future.

The escalating regulatory landscape, particularly in terms of safety, emissions, and other compliance measures, poses challenges for companies involved in ship leasing such as us, and specifically, our Shipping Subsidiaries. Adhering to and implementing these stringent regulations often necessitates investments in technology upgrades, staff training, and enhanced safety protocols, all of which can contribute to an upward trend in operational expenses.

Moreover, the growing emphasis on environmental sustainability is driving the maritime industry towards cleaner and more eco-friendly practices. Adoption of advanced technologies, alternative fuels, and eco-conscious operational measures may come with additional costs. As we align with these evolving industry standards, there is a potential for increased operational expenditures associated with environmental compliance.

To mitigate the impact of these pressures, we may need to proactively manage our operations, invest in sustainable technologies, and continuously monitor and adapt to changing regulatory requirements. Strategic planning and a commitment to environmentally responsible practices will be essential for us to navigate potential increases in operational costs in the ship leasing market.

Our operations may be adversely impacted by severe weather, including as a result of climate change.

Tropical storms, hurricanes, typhoons and other severe maritime weather events could result in (i) the suspension of operations at the planned ports of call for our vessels and require significant deviations from our vessels’ routes, and (ii) the suspension of our production in our seaborne pulping facilities. In addition, climate change could result in an increase in the frequency and severity of these extreme weather events. The closure of ports, rerouting of vessels, damage of production facilities, as well as other delays caused by increasing frequency of severe weather, could stop operations or shipments for indeterminate periods and have a material adverse effect on our business, results of operations and financial condition.

Adverse consequences of climate change, including growing public concern about the environmental impact of climate change, may also adversely affect demand for our services. For example, increased regulation of greenhouse gases or other concerns relating to climate change may reduce the demand for coal in the future, one of the primary cargoes carried by dry bulk vessels and other vessels we may acquire. In addition, the physical effects of climate change, including changes in weather patterns, extreme weather events, rising sea levels and scarcity of water resources may negatively impact our operations. Any long-term economic consequences of climate change could have a significant financial and operational adverse impact on our business that we cannot predict with certainty at this time.

With the implementation of environmental regulations, the imperative for energy-efficient design in newly built vessels to reduce their carbon intensity has become apparent. Consequently, there is a likely increase in demand for green vessels, but simultaneously, this implies a rise in associated costs.

With the implementation of environmental regulations, including the industry guidelines introduced in 2019 under the “Poseidon Principle” and the MEPC80 meeting held in July 2023 (where countries agreed on a timetable for achieving net-zero carbon emissions in the shipping industry), ship operators may face higher investments and operational costs. This includes costs related to the design and construction of new vessels, investments in fuel and energy efficiency improvements, and updates to equipment and technology to comply with environmental regulations, leading to further increase in chartering costs. These additional costs could have a negative impact on the profitability and competitiveness of shipping companies.

In the future, further strengthening of environmental regulations and the introduction of new net-zero carbon targets may further elevate the demand for green vessels, posing challenges to the cost structure of the shipping industry. Therefore, we may face increase in costs resulting from the adaptation to new environmental regulations and market demands while maintaining sustainable operations.

Increased scrutiny of environmental, social and governance matters may impact our business and reputation.

In addition to the importance of their financial performance, companies are increasingly being judged by their performance on a variety of ESG matters which are considered to contribute to the long-term sustainability of companies’ performance.

A variety of organizations measure the performance of companies on such ESG topics, and the results of these assessments are widely publicized. In addition, investment in funds that specialize in companies that perform well in such assessments are increasingly popular, and major institutional investors have publicly emphasized the importance of such ESG measures to their investment decisions. Topics taken into account in such assessments include, among others, the company’s efforts and impacts on climate change and human rights, ethics and compliance with law, and the role of the company’s board of directors in supervising various sustainability issues.

In light of investors’ increased focus on ESG matters, there can be no certainty that we will manage such issues successfully, or that we will successfully meet society’s expectations as to our proper role. Any failure or perceived failure by us in this regard could have a material adverse effect on our reputation and on our business, share price, financial condition, or results of operations, including the sustainability of our business over time.

As the shipping industry undergoes digital transformation, the post-implementation maintenance costs of such systems may be higher than those in traditional shipping.

The digitalization of the shipping industry involves the integration of advanced technologies and digital systems, such as maritime software, data analytics, and communication systems. While these technologies offer various benefits, including improved efficiency, real-time monitoring, and enhanced decision-makingcapabilities, they also introduce complexities and dependencies that may lead to increased maintenance costs.

The continuous evolution of digital technologies requires ongoing updates, cybersecurity measures, and support services to facilitate the smooth functioning and security of digital systems. Additionally, the need for specialized personnel with expertise in digital technologies may contribute to higher labor costs for system maintenance. As a result, we may also face increased costs relating to the digital transformation.

The paper product industry is cyclical in nature. Fluctuations in the prices of, and the demand for, our seaborne pulping products could result in lower sales volumes and smaller profit margins.

Openwindow plans to launch its seaborne pulping business in an orderly manner at an appropriate time once external economic and political conditions stabilize.

The paper industry is cyclical in nature. Economic and market shifts, fluctuations in capacity and changes in foreign currency exchange rates may create cyclical changes in prices, sales volume and margins for our paper products. The overall levels of demand for the paper products that we will manufacture, and consequently our sales and profitability, will reflect fluctuations in levels of end-user demand, which depend in part on general macroeconomic conditions. Industry supply of paper products is also subject to fluctuation, as changing industry conditions have and will continue to influence producers to idle or permanently close individual machines or entire mills or retool them for different products to offset a decline in demand. As a result, prices for our paper products will be driven by many factors outside of our control, and we have little influence over the timing and extent of price changes, which are often volatile. If the prices or demand for our paper products decline, or if raw material, transportation or energy costs increase, or both, our business, financial condition and results of operations could be materially adversely affected.

General business and economic conditions could have a material adverse effect on the demand for our seaborne pulping products and our business, financial condition and results of operations.

General business and economic conditions could have a material adverse effect on our seaborne pulping business, financial condition and results of operations. Factors such as the COVID-19 pandemic, civil unrest, high unemployment levels, availability and cost of credit, geopolitical issues and trade disputes have contributed in the past, and may contribute in the future, to volatility in worldwide financial markets and disruptions to, and diminished expectations for, the economy and markets. These conditions could adversely affect industrial non-durable goods production, consumer spending, commercial printing and advertising activities, goods and parcel packaging, white-collar employment levels and consumer confidence, all of which impact demand for our products. In addition, volatility in the capital and credit markets, which impacts interest rates, currency exchange rates and the availability of credit, could have a material adverse effect on our business, financial condition and results of operations.

Competition from other businesses and combination within the paper product industry could have a material adverse effect on our future competitive position in our seaborne pulping business, financial condition and results of operations.

The paper product industry is a competitive environment internationally. Product innovations, manufacturing and operating efficiencies, and marketing, distribution and pricing strategies pursued or achieved by competitors could have a material adverse effect on our business, financial condition and results of operations.

Our seaborne pulping business is still in early stages, and may not operate profitably, if at all.

Openwindow plans to launch its seaborne pulping business in an orderly manner at an appropriate time once external economic and political conditions stabilize. Currently, Openwindow is in the process of working with a ship owner to set up the factory ship for the seaborne pulping business and testing the equipment. With no historical track record, Openwindow may not be able to successfully operate its seaborne pulping business, if at all. If Openwindow’s seaborne pulping business fails to turn a profit, our business, operations, and financial conditions will be negatively impacted.

We are also still in the research and development stage of the waste gas recycle system related technology, and we have not tested out such technology. There are risks that the technology may not work in practice or if they work, they may not be as efficient as we expect.

Our seaborne pulping business model is still in experimental stages and the current plan may not fully materialize when applied into operations.

Our seaborne pulping business combines innovative business model and technology. Many details of the technologies are still in experimental stages and may be improved or modified as the researches and business operation proceed. As a result, the current plan may see further modifications when actually applied into business operations.

We significantly rely on third-party intellectual property to carry out our seaborne pulping business, if we fail to continue the license, our seaborne pulping business will suffer material loss or fail to proceed.

We engaged Jiangsu Xinsihui Marine Technology Limited Co. (“Xinsihui”) for seaborne pulping technology development. We were licensed to use all the patents registered or applied under Xinsihui for free until the completion of our IPO. On November 13, 2025, we entered into a patent assignment agreement for pulping factory ship project (“Patent Assignment Agreement”) with Xinsihui, pursuant to which Xinsihui agreed to assign, and we agreed to accept the assignment of, all legally owned patents and patent applications, including all associated patent rights and derivative rights (the “Assigned Patents”). Upon completion of the agreed payments and patent formalities, we will become the sole owner of these Assigned Patents, eliminating any future risk of license non-renewal or unfavorable terms. Our seaborne pulping business will therefore no longer depend on a revocable license from Xinsihui. We may also engage other companies for further assistance to develop our seaborne pulping technologies.

Our seaborne pulping business may not comply with all the import/export laws and regulations.

Openwindow’s seaborne pulping business transforms the goods on board during the voyage. However, the laws and regulations usually require the goods on board remain the same to conform with the description on the customs sheets. Therefore, as a new business model, the seaborne pulping business has not proven to comply with the import/export laws and regulations of the countries where Openwindow’s business will cover. If we fail to operate the business in a manner complying with such laws and regulations, we may be subject to fines, sanctions, or may not to operate the seaborne pulping business at all.

Our success depends on the continuing and collaborative efforts of our management team, and our business may be severely disrupted if we lose their services.

Currently, we derive all of our revenues from our global maritime shipping business. Our success heavily depends upon the continued services of our management. If one or more of our senior management were unable or unwilling to continue in their present positions, we might not be able to replace them easily or at all, and our business, financial condition and results of operations may be materially and adversely affected. If any of our senior management joins a competitor or forms a competing business, we may lose consumers, suppliers, know-how and key professionals and staff members. Our senior management has entered into employment agreements and confidentiality and non-competition agreements with us. However, if any dispute arises between our management team and the Group, we may have to incur substantial costs and expenses in order to enforce such agreements in Hong Kong or we may be unable to enforce them at all. In addition, we do not have key-maninsurance for any of our executive officers or other key personnel. Events or activities attributed to our executive officers or other key personnel, and related publicity, whether or not justified, may affect their ability or willingness to continue to serve our company or dedicate their full time and efforts to our company and negatively affect our brand and reputation, resulting in an adverse effect on our business, operating results and financial condition.

If we are unable to recruit, train and retain qualified personnel or sufficient workforce while controlling our labor costs, our business may be materially and adversely affected.

To support our business operations and planned expansion, we intend to hire additional qualified employees. Our future success depends, to a significant extent, on our ability to recruit, train and retain qualified personnel, particularly technical, marketing and other operational personnel with experience in the global maritime shipping and pulp making industries. Our operation and technical teams play a crucial role in putting our company strategy and plans into action as well as supporting our operations and expansion. The effective operation of our managerial and operating systems, coordination with suppliers and customers, and other back office functions also depends on the hard work and quality performance of our management and employees. Since we face high demand and intense competition for talent and labor, we can provide no assurance that we will be able to attract or retain qualified staff or other highly skilled employees that we will need to achieve our strategic objectives. With increased labor costs, we might not be able to offer steady and committed operational staffs and other labor support enough incentives if our remuneration plan is not competitive in the market. Any failure to address these risks and uncertainties could materially and adversely affect our results of operations and financial performance. In addition, our ability to train and integrate new employees into our operations may also be limited and may not meet the demand for our business growth on a timely fashion, or at all, and rapid expansion may impair our ability to maintain our corporate culture.

Failure to obtain certain filings, approvals, licenses, permits and certificates required for our business operations may materially and adversely affect our business, financial condition and results of operations.

Our global maritime shipping and pulp making businesses span across countries. Although we spend efforts to obtain and maintain various approvals, licenses, permits and filings to operate our business, we cannot guarantee that we will be in compliance with all the applicable regulatory requirements due to the complexity of transnational rules and regulations. Additionally, such licenses are usually valid for specified periods and subject to renewals on expiry. As a result, any failure to renew such licenses may materially and adversely affect our business, financial condition and results of operations.

We have limited insurance coverage, which could expose us to significant costs and business disruption.

The Group and its subsidiaries have obtained insurance policies they deem necessary and in line with the ordinary practices of the industry. However, the Group and its subsidiaries do not maintain key-man insurance. We cannot assure you that our insurance coverage is sufficient to prevent us from any loss or that we will be able to successfully claim our losses under our current insurance policy on a timely basis, or at all. If we incur any loss that is not covered by our insurance policies, or the compensated amount is significantly less than our actual loss, our business, financial condition and results of operations could be materially and adversely affected.

We may, from time to time, be subject to legal proceedings or administrative penalties during the course of our business operations.

We may be subject to legal proceedings or administrative penalties from time to time in the ordinary course of our business, which could have a material adverse effect on our business, results of operations and financial condition. Claims arising out of actual or alleged violations of law could be asserted against us by clients, suppliers, competitors, or governmental entities in civil or criminal investigations and proceedings, or other entities. These claims could be asserted under a variety of laws, including but not limited to those related to product liability, consumer protection, intellectual property, unfair competition, privacy, labor and employment, securities, real estate, tort, contract, property and employee benefit. There is no guarantee that we will prevail in defending ourselves in legal and administrative procedures or in enforcing our rights under various laws, and we may still be involved in several legal or administrative proceedings. Enforcing our rights against the different parties involved may be costly, time-consuming, and ultimately fruitless even if we are successful in our attempt to protect ourselves in legal and administrative processes or to claim our rights under various laws. These actions could expose us to negative publicity and to substantial monetary damages and legal defense costs, injunctive relief and criminal and civil fines and penalties, including but not limited to suspension or revocation of licenses to conduct business.

We are currently in the process of applying for several patents connected to our seaborne pulping businesses. We may not be able to adequately protect our intellectual property and other proprietary rights that are material to our business, or to defend successfully against intellectual property infringement claims by third parties.

We are currently in the process of applying for several patents connected to our seaborne pulping businesses. Although we endeavor to protect our rights, third parties may infringe or misappropriate our intellectual property. We may have to litigate to enforce and protect our patents and other intellectual property rights or to determine their scope, validity or enforceability. This would represent a diversion of resources that may be significant and our efforts may not prove successful. The inability to secure or protect our intellectual property assets could harm our reputation and have a material adverse effect on our business and our ability to compete with other companies in our industry.

In addition, we may be subject to claims by third parties for (i) patent, trademark or copyright infringement, (ii) breach of patent, trademark or copyright license usage rights or (iii) misappropriation of trade secrets. Any such claims or resulting litigation could result in significant expense and liability for damages. If we were found to have infringed or misappropriated a third-party patent or other intellectual property right, we could in some circumstances be prohibited from providing certain products or services to our customers or from utilizing and benefiting from certain patents, copyrights, trademarks, trade secrets or licenses. Alternatively, we may be required to enter into costly licensing arrangements with third parties. Any of these scenarios could harm our reputation and have a material adverse effect on our business and results of operations.

We may need additional capital, and financing may not be available on terms acceptable to us, or at all.

We may require additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances, including to expand our fleet, install factory ship modifications for our seaborne pulping businesses, source additional clients and suppliers, improve our technology, and acquire complementary businesses and technologies. We might try to get a credit facility or sell more equity or debt securities if our current resources aren’t enough to cover our financial needs. Existing shareholder dilution could occur as a result of the selling of additional equity securities. Increased debt payment costs and possible operating and financial covenants would follow the incurrence of debt, which would limit our ability to operate. It is uncertain whether financing will be available in amounts or on terms acceptable to us, if at all.

If we are unable to obtain adequate financing or financing on satisfactory terms, our ability to continue to pursue our business objectives and to respond to business opportunities, challenges or unforeseen circumstances could be significantly limited, and our business, results of operations, financial condition and prospects could be adversely affected.

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Intercont’s board of directors and management team lack public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act. Our board of directors and senior management do not have much experience managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our board of directors and senior management may be unable to implement programs and policies in an effective and timely manner or that adequately respond to the increased legal, regulatory and reporting requirements associated with being a publicly traded company. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties, distract our management from attending to the management and growth of our business, result in a loss of investor confidence in our financial reports and have an adverse effect on our business and share price.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately report our results of operations, meet our reporting obligations or prevent fraud, and investor confidence and the market price of Intercont’s Class A Ordinary Shares may be materially and adversely affected.

We are subject to the reporting requirements of the Exchange Act of 1934 (the “Exchange Act”), the Sarbanes-Oxley Act of and the rules and regulations of Nasdaq Stock Market after we are successfully listed on Nasdaq Capital Market. Our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting, as we are not required to provide a report of management’s assessment on our internal control over financial reporting due to a transition period established by the rules of the SEC for newly public companies. However, in the course of auditing our combined and consolidated financial statements incorporated by reference elsewhere in this prospectus, we and our independent registered public accounting firm identified one material weakness in our internal control over financial reporting. As defined in standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim combined and consolidated financial statements will not be prevented or detected on a timely basis. The material weaknesses identified relate to our lack of sufficient competent financial reporting and accounting personnel with appropriate understanding of U.S. GAAP and financial reporting requirements set forth by the SEC to design and implement key controls over financial reporting process to address complex U.S. GAAP accounting issues and related disclosures, in accordance with U.S. GAAP and SEC financial reporting requirements.

In response to the material weakness identified, we are in the process of implementing a number of measures to address the material weakness identified, including but not limited to (i) hiring additional qualified accounting and financial personnel with appropriate knowledge and experience in U.S. GAAP accounting and SEC reporting; and (ii) organizing regular training for our accounting staffs, especially training related to U.S. GAAP and SEC reporting requirements. We also plan to adopt additional measures to improve our internal control over financial reporting, including, among others, creating U.S. GAAP accounting policies and procedures manual, which will be maintained, reviewed and updated, on a regular basis, to the latest U.S. GAAP accounting standards, and establishing an audit committee and strengthening corporate governance.

However, we cannot assure you that we will not identify additional material weaknesses or significant deficiencies in the future. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, our Class A Ordinary Shares may not be able to remain listed on Nasdaq Capital Market.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report beginning with our second annual report on Form 20-F. In addition, once we cease to be an “emerging growth company” as such term is defined under the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, as we are a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our combined and consolidated financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of Intercont’s Class A Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our combined and consolidated financial statements from prior periods.

Risks Related to Our Corporate Structure

Cayman Islands economic substance requirements may have an effect on our business and operations.

Pursuant to the International Tax Cooperation (Economic Substance) Act (as revised) of the Cayman Islands, or the ES Act, that came into force on January 1, 2019, a “relevant entity” that carries on a “relevant activity” is required to satisfy the economic substance test set out in the ES Act. A “relevant entity” includes an exempted company incorporated in the Cayman Islands as is Intercont. A “relevant activity” includes a holding company business. Based on the current interpretation of the ES Act, we believe that (i) Intercont is a pure equity holding company since it only holds equity participation in other entities and only earns dividends and capital gains, and (ii) Intercont carries on a holding company business, meaning the business of a pure equity holding entity. Accordingly, for so long as Intercont is a “pure equity holding company” that carries on a “holding company business”, it is only subject to the reduced substance requirements, which require us to (i) comply with all applicable filing requirements under the Companies Act; and (ii) has adequate human resources and adequate premises in the Cayman Islands for holding and managing equity participations in other entities. However, there can be no assurance that we will not be subject to more requirements under the ES Act. Uncertainties over the interpretation and implementation of the ES Act may have an adverse impact on our business and operations.

As Intercont is incorporated under the Cayman Islands law, you may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited.

Intercont is an exempted company incorporated under the laws of the Cayman Islands. Intercont’s corporate affairs are governed by its memorandum and articles of association (as amended from time to time), the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against Intercont’s directors, actions by its minority shareholders and the fiduciary duties of its directors to Intercont under the Cayman Islands laws are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of Intercont’s shareholders and the fiduciary duties of its directors under the Cayman Islands laws are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, the Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands companies like Intercont have no general rights under the Cayman Islands laws to inspect corporate records, other than the memorandum and articles of association (as amended from time to time) and any special resolutions passed by such companies, and the registers of mortgages and charges of such companies. Intercont’s directors have discretion under its memorandum and articles of association to determine whether or not, and under what conditions, its corporate records may be inspected by its shareholders, but are not obliged to make them available to its shareholders except as confirmed by law or authorized by the directors or by Intercont by ordinary resolution. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest. Certain corporate governance practices in the Cayman Islands, where Intercont is incorporated, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. Currently, Intercont relies on certain home country practices with respect to its corporate governance and its shareholders are afforded less protection that they would otherwise enjoy under Nasdaq corporate governance listing standards applicable to the U.S. domestic issuers.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of our board of directors, or our major shareholders than they would as public shareholders of a company incorporated in the United States.

Intercont may continue to rely on certain exemptions afforded to a Foreign Private Issuer even after it loses its status as an Emerging Growth Company.

Intercont will rely on dividends and other distributions on equity paid by its subsidiaries to fund its cash and financing requirements, and any limitation on the ability of its subsidiaries to make payments to it could have a material adverse effect on its ability to conduct its business. Moreover, to the extent that cash is in Intercont’s subsidiaries in Hong Kong, there is a possibility that the funds may not be available to fund our operations or for other uses outside of Hong Kong due to interventions or the imposition of restrictions and limitations by the Hong Kong laws or the PRC government on the ability to transfer cash out of Hong Kong or a Hong Kong entity.

Intercont is a holding company, and it will rely on dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements. Within Intercont’s direct holding structure, the cross-bordertransfer of funds within the Group is legal and compliant with the laws and regulations of Singapore, Hong Kong, and the Cayman Islands. Intercont’s subsidiaries are permitted under the respective laws of Hong Kong and Singapore to provide funding to their respective shareholders through dividends without restrictions on the amount of the funds, other than as limited by the amount of their distributable earnings and subject to the requirement of maintaining sufficient fund for these subsidiaries to remain solvent as a going concern and meet its contractual obligations owed to third parties prohibiting or restricting dividend distributions. However, to the extent cash is in Intercont’s subsidiaries in Hong Kong, there is a possibility that the funds may not be available to fund Intercont’s operations or for other uses outside of Hong Kong due to interventions or the imposition of restrictions and limitations by the Hong Kong laws or PRC government on the ability to transfer cash outside Hong Kong or Hong Kong entity. While there are currently no restrictions on foreign exchange and our ability to transfer cash or assets between Intercont and its subsidiaries in Hong Kong, if certain laws and regulations, including existing laws and regulations and those enacted or promulgated in the future were to become applicable to us, and to the extent our cash or assets are in Hong Kong or a Hong Kong entity (such as our subsidiaries in Hong Kong), such funds or assets may not be available to fund operations or for other uses outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on our ability to transfer funds or assets by the PRC government. Furthermore, we cannot assure you that the PRC government will not intervene or impose restrictions on Intercont or its subsidiaries in Hong Kong to transfer or distribute cash within the organization, which could result in an inability of or prohibition on making transfers or distributions to entities outside of Hong Kong. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to Intercont.

Certain judgments obtained against us by Intercont’s shareholders may not be enforceable.

Intercont is a Cayman Islands exempted company and substantially all of the Group’s assets are located outside of the United States. In addition, all of Intercont’s current directors and officers are nationals and residents of countries other than the United States and substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforceability of Civil Liabilities.” As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Risks Related to Doing Business in Hong Kong

Intercont is an offshore holding company incorporated in the Cayman Islands. As a holding company with no material operations, Intercont’s operations are conducted by its subsidiaries in Asia, currently mostly in Hong Kong.

Intercont is a Cayman Islands holding company with no material operations of its own. As of the date of this prospectus, substantially all of Intercont’s business operations are conducted by the Shipping Subsidiaries, which are headquartered in Hong Kong. The ability of the Shipping Subsidiaries to make dividend and other payments to Intercont may be restricted by factors that include changes in applicable foreign exchange and other laws and regulations. While there are currently no restrictions on foreign exchange and our ability to transfer cash or assets between Intercont and its subsidiaries, if certain laws and regulations, including existing laws and regulations and those enacted or promulgated in the future were to become applicable to us, and to the extent our cash or assets are in Hong Kong or a Hong Kong entity (such as our Shipping Subsidiaries), such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to the imposition of restrictions, limitations, and procedures on our transfer of funds or assets by the PRC government. Furthermore, we cannot assure you that the PRC government will not intervene or impose restrictions on our Shipping Subsidiaries, Fortune Ocean, or Intercont to transfer or distribute cash within the organization, which could result in an inability of or prohibition on making transfers or distributions to entities outside of Hong Kong. Any limitation on the ability of our Shipping Subsidiaries to pay dividends or make other distributions to its holding company could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. In addition, if any of our Shipping Subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends.

The Hong Kong legal system embodies uncertainties which could negatively affect our listing on Nasdaq and limit the legal protections available to you and us.

The Hong Kong legal system embodies uncertainties which could negatively affect Intercont’s listing on Nasdaq and limit the legal protections available to you and us. Since the handover of the sovereignty of Hong Kong to China in 1997, Hong Kong’s Basic Law ensured Hong Kong will retain its own currency (the Hong Kong Dollar), legal system, parliamentary system and people’s rights and freedom for 50 years from 1997, giving Hong Kong the freedom to function in a high degree of autonomy. The Special Administrative Region of Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition. Hong Kong continues using the English common law system. Any change in the degree of autonomy of Hong Kong could potentially impact Hong Kong’s common law legal system, and may in turn bring about uncertainty in, for example, our listing on Nasdaq Stock Exchange. This also could materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our customers.

We currently operate principally in Hong Kong, and adverse economic or other events affecting the region or any significant worsening to the present global financial condition could significantly impact our business.

As of the date of this prospectus, substantially all of the Group’s operations are conducted by our Shipping Subsidiaries headquartered in Hong Kong. Changes in demand, economic and political developments and regulatory changes in the region will have a significant effect on our business, results of operations and financial condition. In addition, adverse weather conditions, earthquakes, fires, power loss, telecommunications failures, breakage of land or submarine transmission cables, military or terrorist activity or similar events within Hong Kong may cause significant disruption to our business operations. The outbreak of any severe contagious disease or pandemic within Hong Kong could also have a material adverse effect on our business, results of operations and financial performance. Any significant and protracted worsening to the present global financial and economic climate could result in a change to the spending or usage behavior of our customers which could have an adverse impact on our business, results of operations and financial performance.

Hong Kong’s position and reputation is dependent on the high degree of autonomy.

Hong Kong is a special administrative region of the PRC with its own government. Hong Kong enjoys a high degree of autonomy from the PRC under the principle of “one country, two systems.” However, there can be no assurance that our financial condition and results of operations will not be adversely affected as a consequence of the exercise of PRC sovereignty over Hong Kong. On July 14, 2020, the President of U.S. signed an executive order to end the special status enjoyed by Hong Kong under the U.S.-Hong Kong Policy Act of 1992. Hong Kong’s position and reputation as an international financial and trade center may be further damaged, and our business may be materially and adversely affected.

We may be affected by the currency peg system in Hong Kong.

Since 1983, Hong Kong dollars have been pegged to the U.S. dollars at approximately HK$7.80 to US$1.00. We cannot assure you that this policy will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This may in turn adversely affect the operations and profitability of our business.

A decline in the economies of Hong Kong, mainland China, or globally, or alterations in mainland China and Hong Kong’s economic and political policies, may significantly and negatively impact our business and financial condition.

The performance, future opportunities, financial health, and operational outcomes of us could be significantly impacted by the political, economic, and social landscapes in Hong Kong and mainland China. The Chinese economy stands apart from most developed nations across several aspects, such as the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Despite substantial growth in recent decades, the Chinese economy’s progression has been uneven, both regionally and across various sectors. The Chinese government has implemented various measures aimed at encouraging economic growth and guiding resource distribution. While these measures might benefit the broader Chinese economy, some could potentially have adverse effects on our operations.

The economy in Hong Kong and mainland China is responsive to global economic trends. A prolonged downturn in the worldwide or Chinese economy could impact the businesses of both our existing and potential customers, thereby exerting a negative influence on the business, operational results, and financial standing of our subsidiaries. Furthermore, sustained volatility in international markets may hinder our capacity to access the capital markets to fulfill liquidity requirements.

Potential political and economic instability in Hong Kong may adversely impact our results of operations. We may also face the risk that changes in the policies of the PRC government could have a significant impact upon the business we conduct in Hong Kong and the profitability of such business.

Our operational activities are primarily conducted in Hong Kong. Accordingly, political and economic conditions in Hong Kong and the surrounding region may directly affect our business. In 2019, a number of political protests and conflicts have occurred in Hong Kong in connection with proposed legislation that would allow local authorities to detain and extradite people who are wanted in territories that Hong Kong does not have extradition agreements with, including the mainland of China and Taiwan. The economy of Hong Kong has been negatively impacted, including retail market, property market, securities market, and tourism, from such protests.

Our revenue is susceptible to incidents or factors which affect the stability of the social, economic and political conditions in Hong Kong. It is unclear whether there will be other political or social unrest in the near future or that there will not be other events that could lead to the disruption of the economic, political and social conditions in Hong Kong. If such events persist for a prolonged period of time or that the economic, political and social conditions in Hong Kong are to be disrupted, our overall business and results of operations may be adversely affected.

In addition, economic, political and legal developments and social conditions in the PRC may significantly affect our business, financial condition, results of operations and prospects. Policies of the PRC government can have significant effects on economic conditions in the mainland of China and Hong Kong. While we believe that the PRC will continue to strengthen its economic and trading relationships with foreign countries and that business development in the PRC will continue to follow market forces, we cannot assure you that this will be the case. Our business operations and prospects, financial condition, and results of operations may be adversely affected by changes in policies by the PRC government, including:

●	changes in laws, regulations or their interpretation;

●	confiscatory taxation;

●	restrictions on currency conversion, imports or sources of suppliers, or ability to continue as a for-profit enterprise;

●	expropriation or nationalization of private enterprises; and

●	the allocation of resources.

The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our subsidiaries in Hong Kong, which may affect a substantial part of our business.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, the U.S. President signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities determined to have materially contributed to the erosion of Hong Kong’s autonomy. The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect foreign financial institutions and any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our Hong Kong subsidiaries are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

The Chinese government may exercise significant oversight and discretion over the conduct of our subsidiaries’ business and may intervene in or influence their operations at any time, which could result in a material change in their operations and/or the value of Intercont’s Class A Ordinary Shares.

Intercont is a holding company, and we conduct a substantial portion of our operations through our subsidiaries in Hong Kong. As Hong Kong is a special administrative region of the PRC, the PRC government may choose to exercise significant oversight and discretion to companies based in Hong Kong. If we or our subsidiaries in Hong Kong were to become subject to PRC laws, regulations, and other government directives in China, such laws, regulations, and other government directives in China may be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	Delay or impede our subsidiaries’ development;

●	Result in negative publicity or increase our subsidiaries’ operating costs;

●	Require significant management time and attention; and

●	Subject us to remedies, administrative penalties, and even criminal liabilities that may harm our subsidiaries’ business, including fines assessed for our subsidiaries current or historical operations, or demands or orders that our subsidiaries modify or even cease their business practices.

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China, some of which were with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews and expanding the efforts in anti-monopoly enforcement. These regulatory actions and statements emphasize the need to strengthen the administration over illegal securities activities and the supervision of China-based companies seeking overseas listings. Additionally, companies are required to undergo a cybersecurity review if they hold large amounts of data related to issues of national security, economic development, or public interest before carrying out mergers, restructuring, or splits that affect or may affect national security. These statements were recently issued, and their official guidance and interpretation remain unclear at this time. While we believe that our subsidiaries’ operations are not currently being affected, if such statements become applicable to our subsidiaries in Hong Kong, compliance with new regulatory requirements or any future implementation rules may present a range of new challenges which may create uncertainties and increase our subsidiaries’ cost of operations.

There are risks that the Chinese government may intervene or influence our subsidiaries’ operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-basedissuers, which may result in a material change in our subsidiaries’ operations and/or the value of Intercont’s ordinary share. Any legal or regulatory changes that restrict or otherwise unfavorably impact our subsidiaries’ ability to conduct their business could decrease demand for their services, reduce revenues, increase costs, require them to obtain more licenses, permits, approvals or certificates, or subject them to additional liabilities. To the extent that any new or more stringent measures are implemented and applicable to our business, our business, financial condition and results of operations could be adversely affected, and the value of Intercont’s ordinary share could decrease or become worthless.

The PRC government exerts substantial influence and discretion over the manner in which companies incorporated under the laws of the PRC must conduct their business activities. Our subsidiaries are Singapore or Hong Kong based company with no substantive operations in the mainland of China. However, if we were to become subject to such direct influence or discretion, it may result in a material change in our operations and/or the value of Intercont’s Class A Ordinary Shares, which would materially affect the interest of the investors.

We currently do not have any operations in the mainland of China. All of our revenues are derived from our Shipping Subsidiaries headquartered in Hong Kong, a special administrative region of China. The PRC government currently does not exert direct influence and discretion over the manner in which we conduct our business activities outside of the mainland of China, however, there is no guarantee that we will not be subject to such direct influence or discretion in the future due to changes in laws or other unforeseeable reasons or as a result of our expansion or acquisition of operations in the mainland of China.

If we became subject to the direct intervention or influence of the PRC government at any time due to changes in laws or other unforeseeable reasons or as a result of our development, expansion or acquisition of operations in the PRC, it may require a material change in our operations and/or result in increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. In addition, the market prices of Intercont’s Class A Ordinary Shares could be adversely affected as a result of anticipated negative impacts of any such government actions, as well as negative investor sentiment towards Hong Kong-based companies subject to direct PRC government oversight and regulation, regardless of our actual operating performance. There can be no assurance that the PRC government would not intervene in or influence our operations at any time.

As of the date of this prospectus, we: (i) believe we are not subject to the Trial Measures: (ii) believe we are not required to obtain permissions from any PRC authorities to operate or issue Intercont’s Class A Ordinary Shares to foreign investors or trade of Intercont’s Class A Ordinary Shares on Nasdaq; (iii) are not subject to permission requirements from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve of our subsidiaries’ operations; and (iv) have not received or were denied such permissions by any PRC authorities. Given the current PRC regulatory environment, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Therefore, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry. As a result, Intercont’s Class A Ordinary Shares may decline in value dramatically or even become worthless should we become subject to new requirement to obtain permission from the PRC government to list on U.S. exchange in the future.

Our Shipping Subsidiaries are subject to various evolving Hong Kong laws and regulations regarding data privacy, which could subject them to government enforcement actions and investigations, fines, penalties, and suspension or disruption of their operations.

The Hong Kong Subsidiaries operate their business in Hong Kong and are thus subject to the laws and regulations of Hong Kong in respect of data privacy and data protection. The main legislation in Hong Kong concerning data privacy is the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (“PDPO”), which regulates the collection, usage, storage, and transfer of personal data and imposes a statutory duty on data users to comply with the six data protection principles and other provisions contained therein. The PDPO applies to a person who, either alone or jointly or in common with other persons, controls the collection, holding, processing or use of personal data in or from Hong Kong. Our directors confirm to the best of their knowledge, information, and belief, as of the date of this prospectus, (i) each of the Hong Kong Subsidiaries has complied with the laws and requirements in respect of data privacy in Hong Kong; (ii) none of the Shipping Subsidiaries has been involved in any litigation or regulatory action relating to breach of the PDPO; and (iii) they are not aware of any non-compliance incidents relating to any breach of the PDPO by any of the Shipping Subsidiaries since their respective dates of incorporation.

Failure to comply with the data privacy requirements in a timely manner, or at all, may subject us and/or the Shipping Subsidiaries to consequences including but not limited to government enforcement actions and investigations, fines, penalties, and suspension or disruption of the Shipping Subsidiaries’ operations, which may in turn adversely affect our financial conditions, results of operations and prospects.

Failure to comply with Hong Kong Competition Law may result in material and adverse effect on our business, financial condition and results of operations.

We operate in a competitive industry and a highly competitive market. We may be subject to a variety of laws and other obligations regarding competition law in Hong Kong, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations. We face significant competition in the market due to a large amount of goods and service providers. We may be subject to the Competition Ordinance (Chapter 619 of the Laws of Hong Kong) (“Competition Ordinance”), which laid down three forms of behavior and imposes three rules which are intended to prevent and discourage anti-competitive conduct: (i) the first conduct rule prohibits agreements between undertakings that have the object or effect of preventing, restricting and distorting competition in Hong Kong; (ii) the second conduct rule prohibits undertakings with a substantial degree of market power in a market from abusing that power by engaging in conduct that has the object or effect of preventing, restricting and distorting competition in Hong Kong; and (iii) the merger rule prohibits mergers involving carrier licence holders within the meaning of the Telecommunications Ordinance (Chapter 106 of the Laws of Hong Kong) that have or are likely to have the effect of substantially lessening competition in Hong Kong.

Our directors confirm that to the best of their knowledge, information and belief, as at the date of this prospectus, they do not consider that the Company has adopted any anti-competitive conduct described in the Competition Ordinance and will ensure that the Company continues to act in compliance with the Competition Ordinance. However, there may be uncertainties on the full effect of the rules in respect of compliance, infringement, and its effect on our business in particular when tendering is involved in securing contracts. We may face difficulties and may need to incur legal costs in ensuring our compliance with the rules. If we face any complaints of infringement of the Competition Ordinance, we may incur substantial legal costs and may result in business disruption and/or negative media coverage, which could adversely affect our business, results of operations and reputation.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations and our reputation and could result in a loss of your investment in Intercont’s Class A Ordinary Shares, especially if such matter cannot be addressed and resolved favorably.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting and reporting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our company and our business. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we may have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our Company and business operations will be severely hampered and your investment in Intercont’s Class A Ordinary Shares could be rendered worthless. In addition, major issues with other U.S. listed Chinese companies in the future, could have a negative effect on the value of your investment, even though the Company is not involved.

The market price for Intercont’s Class A Ordinary Shares could be adversely affected by increased tensions between the United States and China.

Recently there have been heightened tensions in the economic and political relations between the U.S. and China. On June 30, 2020, the Standing Committee of the PRC National People’s Congress issued the Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region. This law defines the duties and government bodies of Hong Kong for safeguarding national security and four categories of offences — secession, subversion, terrorist activities and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, the U.S. President signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions such as those provided in the HKAA is in practice discretionary and highly political, especially in a relationship as extensive and complex as that between the U.S. and China. It is difficult to predict the full impact of the HKAA on Hong Kong and companies like us. Furthermore, legislative or administrative actions in respect of Sino-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of Intercont’s Class A Ordinary Shares could be adversely affected.

Our business, financial condition and results of operations, and/or the value of Intercont’s Class A Ordinary Shares or our ability to offer or continue to offer securities to investors may be materially and adversely affected to the extent the laws and regulations of the PRC become applicable to a company such as us.

We currently do not have any operations in the mainland of China. As a result, the laws and regulations of the PRC do not currently have any material impact on our business, financial condition and results of operations. However, as we operate in Hong Kong, a special administrative region of China, there is no guarantee that if certain existing or future laws of the PRC become applicable to a company such as us, it will not have a material adverse impact on our business, financial condition and results of operations and/or our ability to offer or continue to offer securities to investors, any of which may cause the value of such securities to significantly decline or be worthless.

Except for the Basic Law, national laws of the PRC do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong.

On the other hand, the laws and regulations in the PRC are evolving, and their enactment timetable, interpretation and implementation involve significant uncertainties. There is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. All of the legal and operational risks associated in operating in the PRC also apply to the operations of our Hong Kong Subsidiaries, and we face the risks and uncertainties associated with the complex and evolving PRC laws and regulations, as to whether and how the recent and future PRC government statements and regulatory developments (such as those relating to data security or anti-monopoly) would be applicable to the Hong Kong Subsidiaries and us, and as to the possibilities that Chinese government may exercise significant oversight over the conduct of business in Hong Kong. To the extent any PRC laws and regulations become applicable to us, we may be subject to the risks and uncertainties associated with the legal system in the PRC, including with respect to the enforcement of laws and the possibility of changes of rules and regulations with little or no advance notice.

We may also become subject to the laws and regulations of the PRC to the extent we commence business and customer facing operations in the mainland of China as a result of any future acquisition, expansion or organic growth.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time, offer and sell any combination of the securities described in this prospectus (as may be detailed in a prospectus supplement) up to a total dollar amount of US$200,000,000 in one or more offerings. The actual price per share of the shares that we or the selling shareholders will offer, or per security of the securities that we will offer, pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DIVIDENDS AND DIVIDEND POLICY

Intercont’s board of directors has discretion on whether to distribute dividends, subject to certain restrictions under Cayman Islands law. In addition, Intercont’s shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by its board of directors. In either case, all dividends are subject to certain restrictions under Cayman Islands law, namely that Intercont may only pay dividends out of profits, share premium, or other funds legally available for distribution, and provided always that in no circumstances may a dividend be paid out of the share premium account if this would result in Intercont being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution is proposed to be paid. Even if Intercont decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Intercont does not have any present plan to pay any cash dividends on its Class A Ordinary Shares in the foreseeable future after this offering. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and grow our business.

Intercont is a holding company incorporated in the Cayman Islands. Intercont may rely on dividends from its subsidiaries for its cash requirements, including any payment of dividends to its shareholders.

DESCRIPTION OF SHARE CAPITAL

Intercont is a Cayman Islands exempted company and its affairs are governed by its memorandum and articles of association, as amended from time to time, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, Intercont’s authorized share capital is US$250,000,000.00, divided into 100,000,000,000 Ordinary Shares comprising (i) 80,000,000,000 Class A Ordinary Shares of a par value of US$0.0025 each and (ii) 20,000,000,000 Class B Ordinary Shares of a par value of US$0.0025 each.

As of the date of this prospectus, 25,437,740 Class A Ordinary Shares and 206,598.04 Class B Ordinary Shares are issued and outstanding. All of our issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares are fully paid and non-assessable. All of the Intercont’s Class A Ordinary Shares to be issued in the offering will be issued as fully paid.

Intercont’s Memorandum and Articles of Association

Intercont is currently governed by its third amended and restated memorandum and articles of association adopted on June 5, 2026 (the “Amended M&A”). Intercont held a meeting of holder of Class A Ordinary Shares and an extraordinary general meeting on June 5, 2026 to adopt, amongst other things, the Amended M&A. The following are summaries of material provisions of Amended M&A and of the Companies Act, insofar as they relate to the material terms of Intercont’s Class A Ordinary Shares and Class B Ordinary Shares.

Objects of Intercont.    Under Intercont’s Amended M&A, the objects of Intercont are unrestricted, and Intercont is capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares.    Our Class A Ordinary Shares and Class B Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine or the shareholder requests a share certificate in writing from us, otherwise, each holder of our Class A Ordinary Shares or Class B Ordinary Shares will not receive a certificate in respect of such shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Class A Ordinary Shares and Class B Ordinary Shares. We may not issue shares or warrants to bearer.

Every share certificate of the Company shall bear legends required by the applicable laws, including the Securities Act and the Exchange Act.

Subject to the provisions of the Companies Act and our Amended M&A regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Act.

Dividends.    The holders of Intercont’s Ordinary Shares are entitled to such dividends as may be declared by Intercont’s board of directors. Intercont’s Amended M&A provide that dividends may be declared and paid out of the funds of Intercont lawfully available therefor. Under the laws of the Cayman Islands, Intercont may pay a dividend out of profit or share premium account or other funds legally available for distribution; provided that in no circumstances may a dividend be paid out of Intercont’s share premium account if this would result in Intercont being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is proposed to be paid.

Voting Rights.    At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll (before or on the declaration of the results of the show of hands) is demanded by:

●	the chairman of the meeting; or

●	one or more shareholder(s) present in person or by proxy entitled to vote.

Intercont’s current Amended M&A provide that on a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each Class A Ordinary Share and one hundred (100) votes for each Class B Ordinary Share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters including but not limited to a change of name, making changes to Intercont’s memorandum and articles of association and a reduction of Intercont’s share capital. Intercont’s shareholders may, among other things, divide or consolidate their shares by ordinary resolution.

Conversion Rights.    In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares. Class B Ordinary Shares are convertible, at the option of the holder thereof, into Class A Ordinary Shares on a one-to-one basis. Subject to our Amended M&A, upon any transfer or disposition of Class B Ordinary Shares by a holder thereof to any person or entity which is not an affiliate of such holder, or upon a change of ultimate beneficial ownership of any Class B Ordinary Share to any person or entity which is not an affiliate of such holder, such Class B Ordinary Shares shall be automatically and immediately converted into the same number of Class A Ordinary Shares on a one-to-one basis.

Alteration of Share Capital.    We may from time to time by ordinary resolution of shareholders increase the share capital by such sum, to be divided into shares of such classes or series and amounts, as the resolution shall prescribe.

Subject to the Cayman Companies Act, our shareholders may, by ordinary resolution:

a)	consolidate and divide all or any of our share capital into shares of lesser or larger amount than our existing shares;

b)	convert all or any of our paid-up shares into stock, and reconvert that stock into paid up shares of any denomination;

c)	sub-divide our existing shares or any of them into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

d)	cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce the Company’s share capital and any capital redemption reserve in any manner, authorized and with consent required by the Cayman Companies Act.

General Meetings of Shareholders.    As a Cayman Islands exempted company, Intercont is not obliged by the Companies Act to call shareholders’ annual general meetings under the laws of the Cayman Islands. Intercont’s Amended M&A provide that Intercont may (but shall not be obliged to), in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by Intercont’s directors. A shareholder who is entitled to participate in any specific or general meeting of the Company, may participate by means of telephone or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

Shareholders’ general meetings may be convened by Intercont’s board of directors. Advance notice of not less than ten days (excluding the day service is deemed to take place as provided in the articles of association but including the day of the meeting) is required for the convening of Intercont’s annual general shareholders’ meeting (if any) and any other general meeting of Intercont’s shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, one or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in Intercont entitled to vote at such general meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Intercont’s Amended M&A and Memorandum and Articles provide that upon the requisition of any one or more of Intercont’s shareholders which hold not less than 10% of the paid up voting share capital of Intercont, Intercont’s board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, Intercont’s Amended M&A do not provide Intercont’s shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares.    Subject to the restrictions set out below, any of Intercont’s shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by Intercont’s board of directors. Notwithstanding the foregoing, Ordinary Shares may also be transferred in accordance with the applicable rules and regulations of the relevant stock exchange.

Intercont’s board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which Intercont has a lien. Intercont’s board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as Intercont’s board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the relevant stock exchange may determine to be payable or such lesser sum as Intercont’s directors may from time to time require is paid to us in respect thereof.

If Intercont’s directors refuse to register a transfer they shall, within six weeks after the date on which the transfer was lodged with Intercont, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on ten days’ notice being given by advertisement in such one or more newspapers, by electronic means or by other means in accordance with the rules of the relevant stock exchange, be suspended and the register closed at such times and for such periods as Intercont’s board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register of members closed for more than 30 days in any calendar year.

Transfer of Class B Ordinary Shares will be subject to restrictions as mentioned in the “Conversion Rights” above.

Liquidation. If Intercont shall be wound up, the liquidator, with the sanction of an ordinary resolution or any other sanction required by the Companies Act, divide amongst of Intercont in specie the whole or any part of the assets of Intercont (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out between the shareholders or different class or series of shares. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction shall think fit, but so that no shareholder shall be compelled to accept any shares or other securities whereon there is any liability.

Calls on Shares and Forfeiture of Shares.    Intercont’s board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares and each shareholder shall (subject to receiving at least 14 days’ notice specifying the time and times of payment) pay to Intercont at the time or times so specified the amount called on such shares. If a shareholder fails to pay any call or instalment of a call in respect of partly paid shares on the day appointed for payment, Intercont’s board of directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued, naming a further day (not earlier than the expiration of 14 days from the date of the notice) on or before which the payment required by the notice is to be made and specifying that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited. If the requirement of any such notices as aforesaid are not complied with, any share in respect of which the notice has been given may, at any time thereafter before the payment required by notice has been made, be forfeited by a resolution of Intercont’s board of directors to that effect.

Redemption, Repurchase and Surrender of Shares.    Subject to the Companies Act and Intercont’s Amended M&A, Intercont may issue shares on terms that such shares are subject to redemption, at Intercont’s option or at the option of the holders of these shares, on such terms and in such manner as may be determined by either its board of directors or by special resolutions. Intercont may also repurchase any of its shares on such terms and in such manner as have been approved by its board of directors or by ordinary resolutions, or are otherwise authorized by Intercont’s Amended M&A. Under the Companies Act, the redemption or repurchase of any share may be paid out of Intercont’s profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if Intercont can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, Intercont may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares.    Whenever the capital of Intercont is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class and the articles of association of the Company, only be materially adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or series, or with the sanction of a resolution passed by a majority of two-thirds of the holders of shares of the class or series present in person or by proxy and entitled to vote at a separate meeting of the holders of the shares of the class or series. The special rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be materially varied by the creation, allotment or issue of further shares ranking pari passu therewith or subsequent to them or the redemption or purchase of any share of any class by the Company. The rights attached to or otherwise conferred upon the holders of the shares of any class shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights in accordance with the Amended M&A.

Issuance of Additional Shares.    Intercont’s Amended M&A authorizes its board of directors to issue additional Ordinary Shares from time to time as its board of directors shall determine, to the extent of available authorized but unissued shares.

Intercont’s Amended M&A also authorizes its board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series.

Intercont’s board of directors may issue preference shares without action by Intercont’s shareholders to the extent of available authorized but unissued preference shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Intercont shall not issue shares to bearer.

Inspection of Books and Records.    Holders of Intercont’s Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of Intercont’s register of members or its corporate records. Intercont’s Amended M&A provide that no shareholder (not being a director) shall have any right of inspecting any account or book or document of Intercont except as conferred by law, the stock exchange rules or authorized by the directors or by ordinary resolution.

Anti-Takeover Provisions.    Some provisions of Intercont’s Amended M&A may discourage, delay or prevent a change of control of Intercont or management that shareholders may consider favorable, including provisions that:

●	authorize Intercont’s board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by Intercont’s shareholders to the extent of available authorized but unissued preference shares; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, Intercont’s directors may only exercise the rights and powers granted to them under its memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of Intercont.

Exempted Company.    Intercont is an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.    The Companies Act permits mergers and combinations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) ”merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “combination” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or combination, the directors of each constituent company must approve a written plan of merger or combination, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a certificate of good standing, a director’s declaration as to the solvency of the consolidated or surviving company and other specified content as required by the Companies Act and an undertaking that a copy of the certificate of merger or combination will be given to the members and creditors of each constituent company and that notification of the merger or combination will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or combination is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or combination, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or combination is void or unlawful.

Separate from the statutory provisions relating to mergers and combinations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and a majority in number of the creditors or each class of creditors with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of the creditors or each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% in value of the shares for which the offer has been made, the offeror may, within a two-month period after the approval by the said holders, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits.    In principle, Intercont will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability.    Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against indemnified person’s own fraud or dishonesty, willful default or willful neglect, or against the consequences of committing a crime. Intercont’s memorandum and articles of association provide that that Intercont shall indemnify its directors and officers, and their personal representatives, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such persons, other than by reason of such person’s dishonesty, wilful default or fraud, in or about the conduct of Intercont’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning Intercont or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, Intercont has entered into indemnification agreements with Intercont’s directors and executive officers that provide such persons with additional indemnification beyond that provided in Intercont’s memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Intercont’s directors, officers or persons controlling us under the foregoing provisions, Intercont has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties.    Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Resolution.    Under the Delaware General Corporation Law (“DGCL”), a corporation may eliminate the right of shareholders to act by written resolution by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and Intercont’s amended and restated articles of association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with Intercont’s amended and restated articles of association and may be taken by a unanimous written consent signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting.

Shareholder Proposals.    Under the DGCL, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Islands laws provide shareholders with only limited rights to requisition a general meeting and do not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Intercont’s amended and restated articles of association allow Intercont’s shareholders holding shares which carry in aggregate not less than 10% of the paid up voting share capital of the Company to requisition a general meeting of Intercont’s shareholders, in which case Intercont’s board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, Intercont’s amended and restated articles of association do not provide Intercont’s shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, Intercont is not obliged by laws of the Cayman Islands to call shareholders’ annual general meetings.

Cumulative Voting.    Under the DGCL, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but Intercont’s amended and restated articles of association do not provide for cumulative voting. As a result, Intercont’s shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors.    Under the DGCL, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Intercont’s amended and restated articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of Intercont’s shareholders. Under Intercont’s amended and restated articles of association, a director’s office shall be vacated if the director (i) becomes bankrupt makes any arrangement or composition with his creditors; (ii) is found to be or becomes of unsound mind or dies; (iii) resigns his office by notice in writing to the company; (iv) without special leave of absence from Intercont’s board of directors, is absent from three consecutive meetings of the board and the board resolves that his office be vacated; (v) is prohibited by law from being a director or; (vi) is removed from office by ordinary resolutions.

Transactions with Interested Shareholders.    The DGCL contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, Intercont cannot avail itself of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up.    Under the DGCL, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or voluntarily by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares.    Under the DGCL, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Intercont’s amended and restated articles of association, if Intercont’s share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or series, or with the sanction of a resolution passed by at least a two-thirds majority of the holders of shares of the class or series present in person or by proxy and entitled to vote at a separate meeting of the holders of the shares of the class or series.

Amendment of Governing Documents.    Under the DGCL, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, Intercont’s memorandum and articles of association may only be amended with a special resolution of Intercont’s shareholders.

Rights of Non-resident or Foreign Shareholders.    There are no limitations imposed by Intercont’s memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on Intercont’s shares. In addition, there are no provisions in Intercont’s memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Transfer Agent and Registrar

The transfer agent and registrar for Intercont’s Ordinary Shares is Transhare Corporation. The transfer agent and registrar’s address is Bayside Center 1, 17755 US Highway 19 N, Suite 140, Clearwater FL 33764

DESCRIPTION OF DEBT SECURITIES

General

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds, and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Debt securities will be issued under an indenture between us and a trustee to be named therein. We have filed the forms of indentures as exhibits to the registration statement of which this prospectus is a part. We may issue debt securities which may or may not be converted into our Class A Ordinary Shares or Class B Ordinary Shares. It is likely that convertible debt securities will not be issued under an indenture. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We will issue the debt securities in registered form  i.e., book-entry form, which will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.

Prior to the conversion of their debt securities, holders of debt securities convertible for Class A Ordinary Shares or Class B Ordinary Shares will not have any rights of holders of Class A Ordinary Shares or Class B Ordinary Shares, and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares or Class B Ordinary Shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of Class A Ordinary Shares or Class B Ordinary Shares  at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our Class A Ordinary Shares or Class B Ordinary Shares. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

Warrants will be issued in registered form, i.e., book-entry form, which will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.

Prior to the exercise of their warrants, holders of warrants exercisable for Class A Ordinary Shares or Class B Ordinary Shares will not have any rights of holders of Class A Ordinary Shares or Class B Ordinary Shares and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares or Class B Ordinary Shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of Class A Ordinary Shares or Class B Ordinary Shares at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will issue, as soon as practicable, the Class A Ordinary Shares or Class B Ordinary Shares purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our Class A Ordinary Shares that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the securityholders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of Ordinary Shares purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of Class A Ordinary Shares, Class B Ordinary Shares, warrants, debt securities and rights. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	whether the units will be issued in fully registered or global form; and

●	Any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2025 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

WE URGE POTENTIAL PURCHASERS OF OUR CLASS A ORDINARY SHARES TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF OUR CLASS A ORDINARY SHARES.

EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$27,620.00
Legal fees and expenses	$		*
Financial Industry Regulatory Authority fee	$		*
Accounting fees and expenses	$		*
Printing expenses	$		*
Miscellaneous expenses	$		*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in our annual report on Form 20-F for the fiscal year ended June 30, 2025, in our reports of foreign private issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since June 30, 2025.

LEGAL MATTERS

We are being represented by Jun He Law Offices LLC with respect to certain legal matters as to United States federal securities and New York State law. The legality and validity of the securities offered from time to time under this prospectus under the laws of the Cayman Islands will be passed upon for us by Ogier, our counsel as to Cayman Islands law. Legal matters as to Hong Kong laws and regulations will be passed upon for us by Lawrence Chan & Co. Jun He Law Offices LLC may rely upon Ogier with respect to matters governed by Cayman Islands law and may rely upon Lawrence Chan & Co. with respect to matters governed by Hong Kong law. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The financial statements as of June 30, 2025 and 2024, and for each of the three years in the period ended June 30, 2025, 2024 and 2023 incorporated by reference in this prospectus have been audited by UHY LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so incorporated by reference in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing. The office of UHY LLP is located at 1185 Avenue of the Americas, 38th Floor, New York, NY 10036.

ENFORCEABILITY OF CIVIL LIABILITIES

Intercont is incorporated under the laws of the Cayman Islands as an exempted company limited by shares. Intercont is incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Intercont’s constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors, and shareholders, be arbitrated.

Our operations are mainly conducted in Asia, and our assets are mainly located in Asia. A majority of Intercont’s directors and executive officers are nationals or residents of jurisdictions other than the United States, such as, Ms. Muchun Zhu, Intercont’s CEO and Chairman of the Board of Directors, currently residing in PRC, and some of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Intercont has appointed Cogency Global, Inc. as its agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

We have been advised by Ogier, our counsel as to Cayman Islands law, that the courts of the Cayman Islands are unlikely to (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States, so far as the liabilities imposed by those provisions are penal in nature.

We have also been advised by Ogier that in those circumstances, although there is no statutory recognition in the Cayman Islands of judgments obtained in the federal or state courts of the United States, a foreign money judgment of a foreign court of competent jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute by an action commenced on the foreign judgment in the Grand Court of the Cayman Islands, provided that such judgment (i) is given by a foreign court of competent jurisdiction, (ii) is final and conclusive, (iii) is either for a liquidated sum not in respect of taxes, a fine or a penalty or similar fiscal or revenue obligations or, in certain circumstances, for in personam non-money relief, and (iv) is not inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud and was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the United States courts under the civil liability provisions of the securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Hong Kong

Lawrence Chan & Co., our counsel with respect to Hong Kong law, has advised us that judgment of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the U.S. However, an action can be brought upon a foreign judgment in Hong Kong courts. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In an action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in an action in Hong Kong brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

PRC

There is uncertainty as to whether the courts of the PRC would (1) recognize or enforce judgments of United States courts or Cayman courts obtained against Intercont or its directors or officers predicated upon the civil liability provisions of the United States federal and state securities laws; or (2) entertain original actions brought in each respective jurisdiction against Intercont or its directors or officers predicated upon the United States federal and state securities laws. The recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties or similar arrangements between China and the jurisdiction where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties and only limited reciprocity arrangements with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments as of the date of this prospectus. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against Intercont or its directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law and other relevant laws, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. However, it would be difficult for foreign shareholders to establish sufficient nexus to the PRC by virtue only of holding Intercont’s Class A Ordinary Shares.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. The documents we are incorporating by reference are:

•	Our Annual Report on Form 20-F for the fiscal year ended June 30, 2025, filed on October 30, 2025.

•	Our current reports on Form 6-K filed with the SEC on December 2, 2025, December 8, 2025, December 22, 2025, December 23, 2025, December 29, 2025, January 26, 2026, February 12, 2026, March 30, 2026, April 6, 2026, May 12, 2026, June 8, 2026, July 9, 2026, and August 7, 2026.

•	the description of our Ordinary Shares contained in our registration statement on Form 8-A, filed with the SEC on March 27, 2025, and any amendment or report filed for the purpose of updating such description;

In addition, all documents we file under Sections 13(a), 13(c) and 15(d) of the Exchange Act subsequent to the date hereof and before the termination of this offering, are incorporated by reference including annual reports on Form 20-F and current reports on Form 6-K that we submit to the SEC prior to the termination of this offering that indicate they are being incorporated by reference into this prospectus. Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain a copy of any documents that are incorporated by reference in this prospectus or any prospectus supplement at no cost, by writing or telephoning us at:

Tel: +65 88182399

39 OCEAN DRIVE, SINGAPORE
Singapore, 098187

You should rely only on the information contained in, or incorporated by reference into, this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3, including relevant exhibits and schedules under the Securities Act, covering the Class A Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Class A Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s amended and restated memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from their own willful neglect or default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable as a matter of United States law.

Any underwriting agreement entered into in connection with an offering of securities will also provide for indemnification of us and our officers and directors in certain cases.

Item 9. Exhibits.

Exhibit No.	Description
1.1**	Form of Underwriting Agreement.

3.1	Third Memorandum and Articles of Association of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.1 submitted with Form 6-K on June 8, 2026)

4.1	Form of Registrant’s Specimen Class A Ordinary Shares (incorporate by reference to Exhibit 4.1 of our registration statement on Form F-1 (File No. 333 -296585 filed on June 8, 2026)

4.2**	Form of Debt Security

4.3**	Form of Warrant Agreement and Warrant Certificate

4.4**	Form of Unit Agreement and Unit Certificate

4.5*	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any

4.6*	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any

5.1*	Legal Opinion of Ogier

23.1*	Consent of UHY., LLP.

23.2*	Consent of Ogier (included in Exhibit 5.1).

23.3*	Consent of Lawrence Chan & Co.

24.1*	Power of Attorney

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Senior Debt Securities Indenture

25.2**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Debt Securities Indenture

107*	Filing Fee Table.

*	Filed herewith

**	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 10. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1) (iii) of this Section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act , and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on August 14, 2026.

Intercont (Cayman) Limited

By:	/s/ Muchun Zhu
Name:	Muchun Zhu
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Muchun Zhu his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Muchun Zhu	Chairman and Chief Executive Officer	August 14, 2026
Name: Muchun Zhu	(principal executive officer)

/s/ Qingyuan Wang	Chief Financial Officer, Director	August 14, 2026
Name: Qingyuan Wang	(principal financial and accounting officer)

/s/ Chan Kelvin Zhi Hong		August 14, 2026
Name: Chan Kelvin Zhi Hong	Director

/s/ Lee Chee Wai		August 14, 2026
Name: Lee Chee Wai	Director

/s/ Wong Khai Meng		August 14, 2026
Name: Wong Khai Meng	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Intercont (Cayman) Limited, has signed this Registration Statement, in the City of New York, New York on August 14, 2026.

COGENCY GLOBAL INC

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.